As filed with the Securities and Exchange Commission on February 8, 2008
File No: 333-

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JWL Partners Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-1672322
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
9 West 57th Street, 26th Floor
New York, New York 10019
(212) 377-4249
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven R. Isko
Corporate Secretary
9 West 57th Street, 26th Floor
New York, New York 10019
(212) 825-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Joseph A. Herz, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 (212) 801-9200 (212) 801-6400—Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                      Accelerated filer ☐                      Non-accelerated filer ☑                      Smaller reporting company ☐
                                           (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered (1)	Security	Offering Price (1)	Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant (2)	23,000,000 units	$10.00	$230,000,000	$9,039.00
Common stock included in the units	23,000,000 shares	—		— (3)
Warrants included in the units	23,000,000 warrants	—		— (3)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,000,000 units, consisting of 3,000,000 shares of common stock and 3,000,000 warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2008
$200,000,000
JWL Partners Acquisition Corp.
20,000,000 Units

     JWL Partners Acquisition Corp. is a blank check company recently formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, except that we will not complete a business combination with any asset management firm, hedge fund, or other financial institution. We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.
     This is the initial public offering of our units. Each unit consists of:
•	one share of common stock; and

•	one warrant.
     We are offering 20,000,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share commencing on the later of our consummation of an initial business combination and             , 2009 [one year from the effective date of the registration statement], provided in each case that a prospectus relating to the common stock issuable upon exercise of the warrants is current and there is an effective registration statement covering the shares of common stock underlying the warrants. The warrants will expire on             , 2012 [four years from the effective date of the registration statement], unless earlier redeemed.
     Our sponsors and their affiliates have agreed to purchase 6,000,000 warrants at a price of $1.00 per warrant ($6,000,000 in aggregate) in a private placement that will occur immediately prior to the consummation of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. The proceeds from the sale of the private placement warrants will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination within 24 months after the consummation of this offering. The private placement warrants will be identical to the warrants sold in this offering, except that the private placement warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor’s permitted transferees. In addition, our sponsors or their affiliates have agreed not to transfer, assign or sell any of their private placement warrants (except to permitted transferees) until 90 calendar days after the consummation of our initial business combination.
     Currently, no public market exists for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “JWL.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the net proceeds of this offering, and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “JWL” and “JWL.WS,” respectively. We cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange.
     The underwriters have a 30-day option to purchase up to a maximum of 3,000,000 additional units from us to cover over-allotments of units on the same terms set forth below.
     Investing in our units involves risks. See “Risk Factors” beginning on page 22. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. See page 23.

		Underwriting	Proceeds, Before
		Discounts	Expenses, to
	Price to	and	JWL Partners Acquisition
	Public	Commissions(1)	Corp.
Per Unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Includes $0.35 per unit, or $7,000,000 ($8,050,000 if the underwriters’ over-allotment option is exercised in full), which equals 3.5% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discounts and commissions will not be paid. No discounts or commissions are payable with respect to the private placement warrants purchased in the private placement. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions.
     Of the approximate net proceeds we receive from this offering and the sale of the private placement warrants, $198,007,461 (approximately $9.90 per share) will be deposited into a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation, other than to pay taxes on the income from the funds held in the trust account; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. Apart from interest withdrawn to pay taxes on the income from the funds held in the trust account, we will withdraw interest to cover our operating expenses until a maximum of $3,000,000 of such interest has been released from the trust account. We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then in the trust account, net of taxes payable on such interest) plus any of our remaining net assets if we do not consummate a business combination within 24 months after the consummation of this offering. This 24-month period may not be extended, even if we have entered into a letter of intent but have not consummated a business combination before the expiration of the 24 months. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.
     We are offering the units for sale on a firm-commitment basis. Delivery of the units, in book-entry form only, will be made on or about                           , 2008.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     Credit Suisse
Ladenburg Thalmann & Co. Inc.
The date of this prospectus is                    , 2008.

Page
Prospectus Summary	1
Risk Factors	22
Cautionary Note Regarding Forward-Looking Statements	39
Use of Proceeds	41
Dividend Policy	44
Dilution	45
Capitalization	47
Management’s Discussion and Analysis of Financial Condition and Results of Operations	48
Proposed Business	51
Management	67
Principal Stockholders	73
Certain Relationships and Related Party Transactions	74
Description of Securities	75
Shares Eligible for Future Sale	83
United States Federal Income Tax Considerations	85
Underwriting	90
Notice To Canadian Residents	94
Legal Matters	95
Experts	95
Where You Can Find Additional Information	95
Index to Financial Statements	F-1
EX-4.4: AMENDED AND RESTATED WARRANT AGREEMENT
EX-10.1: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.2: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.3: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.4: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.5: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.6: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.7: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.8: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.9: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.12: PROMISSORY NOTE
EX-10.13: PROMISSORY NOTE
EX-10.14: PROMISSORY NOTE
EX-10.15: PROMISSORY NOTE
EX-10.16: PROMISSORY NOTE
EX-10.18: FORM OF SECURITIES ESCROW AGREEMENT
EX-23.1: CONSENT OF ROTHSTEIN KASS & COMPANY PC

i

PROSPECTUS SUMMARY
     This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:
•	references to “we,” “us,” “company” or “our company” refer to JWL Partners Acquisition Corp.;

•	references to our “founders” refer to GEH Capital, Inc., Mr. Alan Gelband and our directors;

•	references to our “sponsors” refer to GEH Capital, Inc. and Messrs. Jerry W. Levin, Steven R. Isko, Michael A. Popson and Gelband;

•	references to “business combination” mean our initial acquisition of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination pursuant to which we will require that a majority of the shares of common stock voted by our public stockholders are voted in favor of the acquisition and less than 40% of the shares held by our public stockholders are voted against the proposed acquisition and exercise their conversion rights;

•	references to our “public stockholders” mean persons who hold securities issued in connection with this offering, solely with respect to such publicly offered securities, whether acquired in this offering or in the after market; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that 750,000 units of the 5,750,000 units issued to our founders in connection with our formation will be forfeited.
Our Business
     We are a blank check development stage company organized under the laws of the State of Delaware on December 19, 2007. We intend to acquire or acquire control of one or more operating businesses through a business combination. To date, our efforts have been limited to organizational activities, including the issuance of 5,750,000 units to our founders at an aggregate price of $25,000, or $.004348 per unit (of which up to 750,000 units are subject forfeiture to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering. We refer to the units issued to our founders throughout this prospectus as the founders’ units. Each founders’ unit consists of one share of common stock, which we refer to as a founders’ share, and one warrant to purchase one share of common stock, which we refer to as a founders’ warrant.
     Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, except that we will not complete a business combination with any asset management firm, hedge fund, or other financial institution. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering.
     We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While our management intends to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which our management ultimately determines to pursue may not meet one or more of these criteria:
•	Strong Competitive Position. We will focus on companies that demonstrate advantages as compared to their competitors, which may help to protect their market position and profitability. We will analyze the strengths and weaknesses of target businesses relative to their competitors, considering brand strength and positioning, product quality, customer loyalty, growth prospects, competition, level of consolidation, need for capital investment and barriers to entry, and patent or other types of unique asset protection in the target’s industry.

•	Established, Proven Track Records. We will generally pursue companies with a history of strong operating and financial results. However, we may acquire an underperforming company that demonstrates strong prospects for future growth that would benefit from the operating experience of our officers and directors, particularly Mr. Levin. We do not intend to acquire start-up companies.

•	Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire a company that has, or has the potential to generate, strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and expenses.

•	Experienced Management Team. We will pursue businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of our sponsors may also help us to find executives and managers who can strengthen the businesses we may acquire.
     We will seek to capitalize on the significant acquisition and management experience of our Chairman, Jerry W. Levin, and our Vice Chairmen, Steven R. Isko and Michael A. Popson. Mr. Levin has over 35 years experience, and each of Messrs. Popson and Isko has over 18 years experience in acquiring, divesting, sourcing, evaluating, structuring and negotiating investments in and advising businesses across numerous consumer sectors including manufacturing, services and retail. In particular, we will seek to capitalize on the experience of Mr. Levin, our Chairman and Chief Executive Officer. Mr. Levin is also Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm whose current projects include Mr. Levin serving as Chairman of Sharper Image Corporation and a director of Wendy’s International, Inc. Mr. Levin is also Vice Chairman of Clinton Group.
     Mr. Levin’s career spans over 40 years. Early in his career, Mr. Levin was Vice President of corporate development for Marsh & McClennan, from 1972 until 1974. Mr. Levin also spent 15 years at the Pillsbury Company, or Pillsbury, where Mr. Levin completed numerous mergers, acquisitions and divestitures. Some of the transactions Mr. Levin led included Haagen-Dazs, Green Giant, Totino’s Pizza, Steak & Ale, Chart House, and American Beauty Macaroni, as well as the sale of Pillsbury to Grand Metropolitan in 1989. Mr. Levin also led several operating units within Pillsbury, including Haagen-Dazs and the second largest restaurant group in the U.S. (comprised of Burger King, Steak & Ale, Bennigan’s, Chart House, and Godfather’s Pizza).
     From 1989 until 1991, Mr. Levin was the Chief Executive Officer of The Coleman Company, Inc., or Coleman. During his tenure as Coleman’s Chief Executive Officer, Mr. Levin divested non-strategic businesses and devoted resources to growing the core camping business. Mr. Levin returned as Chief Executive Officer of Coleman from 1997 until the sale of Coleman to Sunbeam Corporation in 1998. During such time, Mr. Levin again refocused Coleman on its outdoor recreation heritage.
     From 1991 until 1997, Mr. Levin was the Chief Executive Officer of Revlon, Inc. Mr. Levin oversaw the divestiture of non-strategic businesses, and the development and launch of several new products and brands, including Colorstay. By the end of Mr. Levin’s tenure as Chief Executive Officer of Revlon, Revlon had been restructured with its debt load significantly reduced and it had attained the number one market share in the United States mass market for color cosmetics.
     From 1998 until 2005, Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly named Sunbeam), the holding company for Coleman, Sunbeam Products, Inc., Coleman Powermate, Inc., and First Alert, Inc. During his tenure, Mr. Levin (along with Messrs. Popson and Isko) restructured American Household’s operations and finances, including divesting non-core businesses, reallocating resources to investments in new products and brand support, developing an efficient overseas supply chain and realigning the management of the businesses by brands rather than by products. Mr. Levin (along with Messrs. Popson and Isko) sold a business unit of American Household in 2004 and then sold the bulk of the business to Jarden Corporation in 2005. At the time of its sale, American Household’s businesses were the leading or one of the leading businesses in the markets they served.

     Mr. Levin serves as a director of US Bancorp, Ecolab, Inc., Sharper Image Corporation, Wendy’s International, Inc., and Saks Incorporated.
     Mr. Levin and Messrs. Isko and Popson will play a key role in identifying and evaluating prospective acquisition candidates, selecting our target acquisition, and structuring, negotiating and consummating an acquisition. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify and consummate an acquisition. However, none of these individuals have been or currently are principals of, or affiliated with a blank check company, and therefore we can give no assurance that their past successes will be repeated in the context of a special purpose acquisition company.
     Immediately prior to the consummation of this offering, we will privately sell 6,000,000 warrants at a price of $1.00 per warrant, for an aggregate of $6,000,000, to our sponsors or their affiliates. We will sell 2,400,000 of these warrants to GEH Capital, Inc., 1,800,000 to Mr. Levin, 750,000 each to Messrs. Isko and Popson and 300,000 to a trust affiliated with Mr. Gelband. The private placement warrants will be identical to the warrants sold in this offering, except that the private placement warrants will not be redeemable by us as long as they are held by such sponsor or such sponsor’s permitted transferees. In addition, our sponsors or their affiliates have agreed not to transfer, assign or sell any of their private placement warrants or underlying shares (except to permitted transferees) until the one-year anniversary of the consummation of a business combination.
     The $6,000,000 of proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and will be held in the trust account pending our consummation of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $6,000,000 of proceeds from the sale of the private placement warrants will be part of the liquidating distribution to our public stockholders and the warrants will expire worthless.
     Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. If our initial business combination takes the form of an asset acquisition, we will only acquire assets that constitute an operating business for which historical financial statements are available. Although we have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness, no such financing arrangements have been entered into or contemplated. We may acquire less than a 100% interest in the target company, in which case the value of the interest that we acquire will be equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition. In all instances, we would be the controlling shareholder of the target company. Key factors in determining whether we are the controlling shareholder include controlling the majority of any governing body of the target company. We will not consider any transaction that does not result in our control of the target company.
     None of our officers or directors will receive any compensation or payments from us prior to the consummation of our initial business combination, except for reimbursement of out-of-pocket expenses incurred by them on our behalf, the payment of $7,500 per month to Clinton Group, Inc., an affiliate of GEH Capital, Inc., for certain administrative services, including office space, utilities and secretarial support and repayment of loans for an aggregate amount of $200,000, plus interest, made by our sponsors to fund a portion of the expenses owed by us to third parties relating to the offering contemplated by this prospectus.
     Our executive offices are located at 9 West 57th Street, 26th Floor, New York, New York 10019.

Competitive Strengths
     We believe we have the following competitive strengths:
     Operating expertise
     We expect to utilize the significant operating expertise of our management team to identify, acquire and provide oversight to (and if necessary operate) a business whose operations can be fundamentally improved and for which there are opportunities for increased profitability. In addition, we believe that the experience of our management team and the contacts they have developed may provide us with opportunities to recruit highly qualified executives with whom they have worked in the past to supplement (if needed) the management of the operating business we acquire.
     Unique platform for deal generation
     Over the course of their careers, Messrs. Levin, Isko and Popson have developed a diverse network of operational and transactional relationships. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs. We can make no assurances that our business relationships will result in opportunities to acquire a target business.
     Intense focus on due diligence that seeks to identify key value drivers and significant risks
     Our management team will employ an operations-centric due diligence process based on their investing and operating experience. For example, this experience has given our management team insight and knowledge on such key issues as valuation, appropriate capital structures, strategic vision, operating plans and capabilities of an acquisition target’s management team. As a result, we believe that this provides us with certain analytical advantages and insights as we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective industries and business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as contingent liabilities, pension matters and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations, corporate finance and acquisitions will enable us to avoid potential risks that other investors may not identify.

The Offering
     In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	We intend for the units to begin trading on the American Stock Exchange on or promptly after the date of this prospectus. Each of the common stock and warrants, without any security holder having to take any action, can be traded separately from and after the fifth business day (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the net proceeds of this offering and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.

Number of securities to be outstanding:(1)

	Prior to the		After the Private
	Private Placement	After the Private	Placement and
	and this Offering	Placement	this Offering
Units	5,000,000	5,000,000	25,000,000
Common Stock	5,000,000	5,000,000	25,000,000
Warrants	5,000,000	11,000,000	31,000,000

(1)	Does not include 750,000 units (and the common stock and warrants underlying such units) that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.
Warrants offered

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50, subject to adjustment.

Exercise period	The warrants will become exercisable on the later of:

• the consummation of a business combination, and

• , 2009 [one year from the effective date of the registration statement].

The warrants will expire at 5:00 p.m., New York City time, on , 2012 [four years from the effective date of the registration statement] or earlier upon redemption.

Cashless exercise	The warrants will be exercisable by paying the exercise price in cash or on a “cashless basis,” whereby holders of warrants will pay the exercise price by surrendering all of his, her or its warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant or a warrant redemption.

Redemption	We may redeem the outstanding warrants (except as described below with respect to the private placement warrants and the founders’ warrants):

• in whole and not in part,
• at a price of $0.01 per warrant at any time after the warrants become exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•   if, and only if, the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. The redemption provisions for our warrants have been established to provide warrant holders with adequate notice of redemption and a premium over the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $13.50 or the warrant exercise price of $7.50 after we call the warrants for redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, an effective registration statement covers the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering all of such holder’s warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the fair market value (as defined below) of the warrants and the exercise price by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional share, we will round up to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the warrants included in the founders’ units or the private placement warrants, in each case for as long as such warrants are held by our founders or sponsors (or in the case of the private placement warrants purchased by the Gelband Trust, the Gelband Trust) or their permitted transferees.

Founders’ initial investment	On February 1, 2008, we issued 5,750,000 units for an aggregate price of $25,000, or $.004348 per unit, to our founders. Of this total, 2,263,200 founders’ units were issued to GEH Capital, Inc., 1,697,400 founders’ units were issued to Mr. Levin, 707,250 founders’ units each were issued to Messrs. Isko and Popson, 282,900 founders’ units were issued to Mr. Gelband and 23,000 founders’ units were issued to each of our four independent directors. The founders’ units and the founders’ shares and founders’ warrants comprising them will be identical to the units, common stock and warrants offered by this prospectus, except that:

•   our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares held by our public stockholders in connection with the initial business combination and in connection with the amendment to our amended and restated certificate of incorporation to provide for perpetual existence;

•   our founders have agreed to vote any shares they may acquire in the open market after this offering in favor of the business combination at the meeting called for the purpose of approving our initial business combination and in favor of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence;

• our founders will not be able to exercise conversion rights (as described below) with respect to their founders’ shares;

• our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founders’ shares if we fail to consummate a business combination;

•   the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 for any 20 days within any 30 trading day period beginning 90 calendar days after the consummation of our initial business combination;

• we will have the option to require all (but not part) of the holders of the public warrants to exercise such public warrants on a cashless basis;
• except as described below, the founders’ warrants will not be redeemable by us as long as they are held by such founder or such founder’s permitted transferees; and

•   our founders have agreed not to transfer, assign or sell any of these securities (except to permitted transferees) until one year after we consummate a business combination, after which time they will be entitled to registration rights.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founders’ 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Up to 750,000 of the founders’ units are subject to forfeiture, to the extent the underwriters do not fully exercise the over-allotment option granted to them.

None of our sponsors, or to our knowledge, any of our other directors or officers, has any current intent to purchase additional securities, other than as disclosed elsewhere in this prospectus. In the event that our sponsors or our other directors or officers acquire additional shares of our common stock, they have agreed to vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Thus, additional purchases of shares of our common stock by our sponsors or our other directors or officers will allow them to exert additional influence over the approval of our initial business combination and amendment to our amended and restated certificate of incorporation.

Private placement warrants	Immediately prior to the consummation of this offering, we will privately sell 6,000,000 warrants at a price of $1.00 per warrant, for an aggregate of $6,000,000, to our sponsors or their affiliates. We will sell 2,400,000 of these warrants to GEH Capital, Inc., 1,800,000 to Mr. Levin, 750,000 each to Messrs. Isko and Popson and 300,000 to a trust affiliated with Mr. Gelband. This $6,000,000 will be placed in the trust account for the benefit of our public stockholders. The private placement warrants will be identical to the warrants offered by this prospectus, except that our sponsors have agreed not to transfer, assign or sell any of their private placement warrants (except to permitted transferees) until 90 calendar days after the consummation of a business combination and the private placement warrants will not be redeemable by us as long as they are held by such sponsor or such sponsor’s permitted transferees. The private placement warrants will be entitled to registration rights.

Proposed American Stock Exchange symbols for our:

Units	“JWL.U”

Common stock	“JWL”

Warrants	“JWL.WS”

Proceeds from offering and private placement to be held in trust	After payment of estimated offering expenses of $14,767,539, the net proceeds of this offering and the sale of the private placement warrants that will be held in trust will total approximately $198,007,461 (approximately $9.90 per unit), or $226,957,461 (approximately $9.87 per unit) if the underwriters exercise their over-allotment option in full. The trust amount includes the underwriters’ deferred discount of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full ($0.35 per unit) and an aggregate of $6,000,000 for the purchase price of the private placement warrants. The $198,007,461 trust amount will be held in an account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriters’ discount, the placement of such deferred discount in a trust account and the inclusion in the trust account of the purchase price of the private placement warrants is a benefit to our public stockholders because additional proceeds will be available for possible distribution to our public stockholders upon conversion in connection with a business combination or if we dissolve and liquidate prior to the consummation of a business combination.

These proceeds will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation; provided, however, that a portion of the interest earned on funds held in the trust account will be released to us to cover our operating expenses and to pay any income taxes on the interest earned by the funds held in the trust account. We will withdraw interest to cover our operating expenses until a maximum of $3,000,000 of such interest has been released from the trust account. Therefore, unless and until a business combination is consummated, the remaining proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target acquisition and the negotiation of an agreement to acquire a target acquisition. These expenses, related to and incurred prior to a possible business combination, will be paid by us from the $3,000,000 of interest earned and withdrawn by us from the trust account. The underwriters have agreed to defer a portion of their underwriting discount, equal to 3.5% of the gross proceeds of the public offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

In the event we dissolve prior to the consummation of a business combination, the underwriters have agreed to waive their rights to $7,000,000 (or $8,050,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account and such deferred underwriting fees will be distributed to our public stockholders.

The proceeds held in trust may be subject to claims which would take priority over the claims of our public stockholders and, as a result, the per share liquidation price could be less than $9.90 (or less than approximately $9.87 if the underwriters exercise their over-allotment option in full) due to claims of such creditors.

There will be no fees, reimbursements or cash payments made to our directors or their affiliates other than:

• repayment of loans in the aggregate amount of up to $200,000, plus interest, that were made to us by each of our sponsors to cover offering expenses;

•   a payment of an aggregate of $7,500 per month to Clinton Group, Inc. for certain administrative services, including office space, utilities and secretarial support from the consummation of this offering until the earlier of our consummation of a business combination and our dissolution and liquidation; and

• reimbursement of out-of-pocket expenses incident to identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

The $7,500 to be paid to Clinton Group, Inc. was determined based on our understanding of typical fees for similar services in the New York metropolitan area. We believe the monthly administrative fees paid by other blank check companies range from $7,500 to $10,000 per month. Our audit committee will review and approve all expense reimbursements made to our directors and officers. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which would include persons who may seek reimbursement.

Amounts held in the trust account that will be released to us on closing of our initial business combination	All amounts held in the trust account that are not:
• distributed to public stockholders who exercise conversion rights (as described below),
• released to us as interest income,
• used to pay any income taxes on the interest earned on the funds held in the trust account, or
• payable to the underwriters for deferred discounts and commissions,

will be released to us upon the consummation of our initial business combination.

At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of our initial business combination. If the business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies, or for working capital.

Certificate of incorporation; obligations to our stockholders	Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions may only be amended with the affirmative vote of at least 90% of our outstanding shares of common stock prior to our business combination. While we have been advised that the validity of supermajority consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders will not vote their shares in favor of any such amendment or modification. Our amended and restated certificate of incorporation will require that we seek stockholder approval of the target acquisition, even if the nature of the acquisition would not ordinarily require approval under applicable state law, and that we will not consummate a business combination if public stockholders owning 40% or more of the shares sold in this offering elect to convert their shares of common stock into a portion of the trust account, as described below. These provisions also include a restriction that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to our stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.

Stockholders must approve initial business combination	We are required to and will seek stockholder approval

before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required for our business combination, our founders have agreed to vote the shares of common stock owned by them immediately before this offering in the same manner as a majority of the outstanding shares voted by the public stockholders. Our founders have agreed to vote any shares they may acquire in the open market after this offering in favor of the business combination at the meeting called for the purpose of approving our initial business combination. We will proceed with a business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights as described below.

Following the consummation of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conditions to consummating our initial business combination	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such business combination. In addition, after the business combination we must be the controlling shareholder of the target company. Key factors in determining whether we are the controlling shareholder include owning the majority of the voting equity interests of the target company and controlling the majority of any governing body of the target company. We will not consider any transaction that does not result in our control of the target company.

Conversion rights for stockholders voting to reject a business combination	If our initial business combination is approved and consummated, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on the trust account and the deferred underwriters’ discount, net of

(1) interest amounts previously distributed to us, up to a maximum of $3,000,000 and (2) income taxes payable on the interest income on the trust account. In the event that we consummate an initial business combination, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment is exercised in full. The amount released to the underwriters will not be reduced by any amounts paid to public stockholders exercising their conversion rights. As a result of the converting stockholders receiving their proportionate share of the deferred underwriters’ discount and the underwriters receiving the full deferred underwriters’ discount at the time of the closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to the converting stockholders and underwriters.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination and provides physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination. We will mail the proxy statement relating to the proposed initial business combination to stockholders of record at least ten business days prior to the stockholders meeting. Stockholders will be able to exercise their conversion rights from the time they receive the proxy statement until the business day prior to the date of the stockholders meeting.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which the stockholder could monitor the price of the company’s stock in the market. If the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. As a result, the conversion right, to which stockholders were aware they needed to commit to before the stockholders meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their total conversion price as promptly as practicable after consummation of a business combination and will continue to have the right to exercise any warrants they own. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to $90,803,990 (assuming the over-allotment option is exercised in full and the conversion of the maximum of one share less than 40% of the eligible shares of common stock) plus a pro rata portion of any interest retained in the trust account. We intend to structure and consummate any potential business combination in a manner such that if one share less than 40% of the shares held by our public stockholders are voted against our initial business combination and converted for a pro rata share of the aggregate amount then on deposit in the trust account, the business combination could still be consummated. The initial per-share conversion price is approximately $9.90 per share (or approximately $9.87 per share if the underwriters exercise their over-allotment option in full). Our founders will not have such conversion rights with respect to their founders’ shares.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert to only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of holders of at least 90% of our outstanding shares of common stock.

Conflicts of interest	In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be a director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to certain pre-existing fiduciary or contractual obligations he might have. In the event that any of our directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Each of our directors currently has fiduciary duties or contractual obligations that may take priority over his fiduciary duties to us. More information about these duties and potential conflicts can be found under the heading “Management—Conflicts of Interest.”

Dissolution and liquidation if no business combination is consummated	If we are unable to complete a business combination within 24 months after the consummation of this offering, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation.

Under Section 281(b), the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $3,000,000 of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Our sponsors have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is determined to be invalid) and except as to any claims by the underwriters in connection with this offering. Based on discussions we have had with our sponsors, we are satisfied that they will be able to satisfy this obligation; however, there is no guarantee that they will be able to do so.

Our founders have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to their 5,750,000 founders’ shares. In addition, the underwriters have agreed to waive their rights to $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting discounts and commissions deposited in the trust account in the event we dissolve prior to the consummation of a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of warrants will terminate upon our liquidation.

We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $75,000, from our remaining assets outside of the trust account. We expect that the $3,000,000 of interest income earned on the trust account available to us for working capital will be sufficient to pay all costs and expenses associated with implementing our plan of distribution.

Escrow of founders’ securities	On the effective date of the registration statement, our founders will place their founders’ units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow, and other permitted transferees), none of these founders’ units (and the underlying common stock and warrants and shares issued upon exercise of the warrants) can be sold or transferred until one year following the consummation of our initial business combination. A portion of the founders’ units will be subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full. In addition, our sponsors will place their private placement warrants into escrow. Subject to the same limited exceptions, none of the private placement warrants can be sold or transferred until 90 calendar days after the consummation of a business combination.

Determination of offering amount	In determining the size of this offering, we concluded that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to consummate a business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full).

Risks
     In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check development stage company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus. Some of our other risks include the following:
•	We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

•	If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $10.00 per share and our warrants will expire worthless.

•	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than approximately $9.90 per share.

•	Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

•	Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of our directors and officers. The loss of our directors and officers could affect our ability to operate.

•	We will probably complete only one business combination with the proceeds of this offering, which means that our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

•	Our officers and directors may have conflicts of interest caused by their current and potential future affiliation with other business entities and by their ownership of units and shares of common stock that will not participate in liquidation distributions from the trust account.

•	Prior to the consummation of this offering and the sale of the private placement warrants, our founders will have paid an aggregate of $25,000, or $.004348 per unit, for their initial units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
Summary Financial Data
     The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	February 4, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(147,952)	$191,244,509
Total assets	$385,036	$198,244,509
Total liabilities (1)	$372,988	$7,000,000
Value of common stock which may be converted to cash ($0.00 per share, actual; approximately $9.90 per share, as adjusted)	$—	$79,199,990
Stockholders’ equity (2)	$12,048	$112,044,519

(1)	Excludes deferred underwriting fees equal to 3.5% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.

(2)	Excludes 7,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.90, subject to possible conversion.
     The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds. This also includes $7,000,000 of deferred underwriting fees that are payable only upon the consummation of a business combination.
     The as adjusted working capital and total assets amounts include the $198,007,461 trust amount, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus; provided, however, that up to $3,000,000 of the interest earned on funds held in the trust account will be released to us to cover our operating expenses. The $198,007,461 trust amount includes the $7,000,000 being held in the trust account representing the underwriters’ deferred discount. If a business combination is not consummated, in accordance with our certificate of incorporation, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Upon dissolution, the proceeds then held in the trust account will be distributed as soon as practicable solely to our public stockholders. The amount distributed will include the deferred underwriting discounts and commissions, and interest thereon, net of income taxes on such interest, the $3,000,000 of such interest distributed to us for expenses. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our founders have agreed to waive their respective rights to participate in any liquidating distributions from the trust account occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the 5,750,000 founders’ shares (750,000 of which are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full).
     We will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination, in accordance with the provisions set forth above, and exercise their conversion rights. Each public stockholder will only be able to convert its shares if such holder elects to do so and follows the specific procedures set forth in this prospectus; voting against the business combination alone will not result in a pro rata distribution of the trust account. Accordingly, we may still consummate a business combination if public stockholders owning one share less than 40% of the eligible shares of common stock exercise their conversion rights. If this occurs and a business combination is consummated, we could be required to convert to cash from the trust account up to one share less than 40% of the 20,000,000 units sold in this offering, or 7,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.90 (or approximately $9.87 if the underwriters exercise their over-allotment option in full), without taking into account interest earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:
•	the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee), including interest (net of taxes payable and up to $3,000,000 of such interest distributed to us for expenses), as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS
     Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. Please note that we have not yet selected a specific target or targets with which to consummate a business combination. As a result, we are unable to ascertain the merits or specific risks of the business in which we may ultimately operate. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Our Business
We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.
     We are a recently incorporated development stage company with no material operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
     Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.
     Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (1) all existing claims including those that are contingent, (2) all pending proceedings to which we are a party and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims by creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders.
     Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor-in-possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.
If the $3,000,000 of interest income from the trust is insufficient to allow us to operate for up to the next 24 months, we may not be able to fund our search for a target or consummate a business combination.
     While we currently believe that, upon consummation of this offering, the $3,000,000 of the interest earned on the trust account that will be released to us to cover our operating expenses will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses.
You will not be entitled to protections normally afforded to investors of blank check companies.
     Since the net proceeds of this offering are intended to be used to consummate a business combination, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering, and will file a Current Report on Form 8-K with the SEC promptly following consummation of this offering, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances and with fewer investor protections than we would if we were subject to such rule.
Unlike most other blank check offerings, we allow our public stockholders owning up to 40% of the shares sold in this offering to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.
     When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following conditions are met: (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) our public stockholders owning less than 40% of the shares sold in this offering both vote against the proposed acquisition and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.

     Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.
We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.
     We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated not to amend or waive these provisions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, and these provisions may only be amended with the affirmative vote of at least 90% of our outstanding shares of common stock prior to our business combination, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 90% of such shares.
The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.
     When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our sponsors or their permitted transferees with respect to the common stock included in the founders’ units) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination.
Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.
     When we seek stockholder approval of any business combination, we will offer each public stockholder (other than our founders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than approximately $9.90 per share, or approximately $9.87 per share if the underwriters’ over-allotment option is exercised in full.
     Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all of our claims and obligations, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.
     Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us, that such waivers would be enforceable and that such entities would not seek recourse against the trust account for any reason. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $9.90 per share, or approximately $9.87 per share if the underwriters’ over-allotment option is exercised in full (of which $0.35 per share is attributable to the deferred underwriters’ discount) plus interest income earned on the trust account, net of income taxes payable on such income, the $3,000,000 of interest income distributable to us, or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our sponsors have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is determined to be invalid) and except as to any claims by the underwriters in connection with this offering. There is no guarantee that our sponsors will be able to satisfy this obligation.
A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.
     Of the net proceeds of this offering, only $225,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3,000,000, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholders, executive officers or directors or from third parties or be forced to liquidate. However, none of our founders or other officers or directors or any third parties are under any obligation to advance funds to us or invest in us in such circumstances.

An increase in the size of this offering or the exercise by the underwriters of their over-allotment option may result in a reduction of the amount of interest income held in the trust account and the per share amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.
     If the underwriters determine the size of this offering should be increased or they elect to exercise their over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust will be reduced from $9.90 to $9.87. In addition, assuming a 20% increase in the size of this offering, the conversion or liquidation price could decrease by as much as approximately $0.04 per share.
Our negotiating position relative to a target company will decrease with time as the target company may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make.
     If we do not consummate a business combination within the 24 months after the consummation of this offering, our amended and restated certificate of incorporation will provide that we will liquidate, and we will not be able to engage in any other business activities. As a result, as we approach the 24-month deadline to consummate a business combination, our negotiating position with respect to a target company will be weakened. The target company may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor would be unwilling to make, or that we would have been unwilling to make during similar negotiations within the first few months following consummation of this offering.
If we are forced to dissolve and liquidate before a business combination and distribute the amounts held in the trust account, our public stockholders could receive less than $10.00 per share and our warrants will expire worthless.
     We must consummate a business combination with a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition within 24 months after the consummation of this offering. If we are unable to consummate a business combination within the prescribed time frame and are forced to dissolve and liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses paid in this offering, because up to $3,000,000 of the interest on the trust account will be withdrawn from the trust account for use by us as working capital, and because taxes on interest on the trust account will be paid out of the trust account. Furthermore, there will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. You will not be entitled to protections normally afforded to investors of blank check companies.
Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.
     We intend to consummate a business combination with a company in any industry or geography we choose that we believe will provide significant opportunities for growth and we are not limited to any particular industry or type of business, except that we will not complete a business combination with any bank, savings association or other financial institution. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter into a business combination. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that our initial business combination have a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock, including through convertible debt securities, to consummate a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
     Our amended and restated certificate of incorporation will authorize the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (and assuming no exercise of the underwriters’ over-allotment option) there will be 194,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and 2,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:
•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.
     In addition, we may incur substantial debt to complete a business combination. The incurrence of debt could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who may have less debt.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
     Although we believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds not held in trust in the course of searching for suitable target businesses, or the obligation to convert into cash a significant number of shares of our common stock from stockholders exercising their conversion rights, we will be required to seek additional financing such as debt, equity or co-investment with other investors. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. During the third and fourth quarters of 2007, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk. These factors have caused and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to secure additional financing, and, as a result, we fail to consummate a business combination in the allotted time, we would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers or directors or our sponsors is required to provide any financing to us in connection with or after the consummation of a business combination.
     Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our founders or any other party is required to provide any financing to us in connection with, or following, our initial business combination.
Our ability to successfully consummate a business combination and to be successful thereafter will be largely dependent upon the efforts of Messrs. Levin, Isko and Popson. The loss of their services could affect our ability to operate.
     Our ability to successfully consummate a business combination is largely dependent upon the efforts of Messrs. Levin, Isko and Popson, especially Mr. Levin, our Chairman. We have not entered into an employment agreement with any of them, nor have we obtained “key man” life insurance. We believe that our success depends on the continued service of Messrs. Levin, Isko and Popson, at least until we have consummated a business combination. We cannot assure you that Messrs. Levin, Isko and Popson will remain with us for the immediate or foreseeable future. In addition, though Messrs. Levin, Isko and Popson have expressed their commitment to our success, they are not required to commit any specified amount of time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. The loss of the services of Messrs. Levin, Isko or Popson or any other of our directors could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking suitable target acquisitions to consummate a business combination.

Our officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide them with compensation following a business combination and as a result, may cause them to have a conflict of interest in determining whether a particular business combination is the most advantageous.
     Our officers may be able to remain with the combined company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide them with compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. In addition, our directors may continue on as directors of the combined company after the business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business. However, we believe the ability of our directors or officers to remain with the combined company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our directors or officers will remain with the combined company after the consummation of a business combination. We cannot assure you that they will remain as directors of, or in senior management or advisory positions with, the combined company. The determination as to whether any of our directors or officers will remain with the combined company will be made at the time of our initial business combination.
The officers and directors of an acquired company may resign upon consummation of a business combination.
     The role of an acquired company’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquired company’s management team will remain associated with the combined company following a business combination, it is possible that members of the management of an acquired company will not wish to remain in place. If not, then we will be unable to rely on the experience of the target’s management team, and the results of the combined company may suffer.
Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to consummate a business combination.
     While we expect that our current officers and directors will devote a portion of their time to our business, our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not anticipate hiring any full time employees prior to the consummation of a business combination. Messrs. Levin, Isko and Popson and our other directors and officers are currently employed by or associated with other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.
We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsor, which may raise potential conflicts.
     We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our officers or directors or our sponsors, which may raise potential conflicts. In the event we are presented with an opportunity to acquire a business that is affiliated with our officers or directors or our sponsors, the acquisition will be approved by a majority of the full board of directors, a majority of the disinterested members of the board and our stockholders pursuant to the terms set forth in this prospectus. In addition, we will not pay any finder’s fee to our officers or directors or our sponsors in connection with such a transaction. To date, no consideration has been given to any acquisition of any business affiliated with any of our officers or directors or our sponsors or to the possibility of any such business combination, and we are unable to predict whether, when or under what circumstances we would pursue or enter into any such business combination. Also, the consummation of a business combination between us and an entity owned by a business in which our officers or directors or our sponsors may have an interest could present a conflict of interest.

Our officers and directors may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
     None of our officers or directors has been or currently is a principal of, or affiliated or associated with, any blank check company or any other special purpose acquisition company. Our officers have expressed their commitment to our success, but the amount of time that they will devote in any period will vary based on many factors, including whether a target acquisition has been selected and the stage of the acquisition process we are in. Also, following the closing of our initial business combination, our officers and directors may become affiliated with another special purpose acquisition company. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our officers and directors may have a conflict of interest in determining whether and when a particular business opportunity will be presented to us and whether and when it will be presented to such other entity.
Because the units, shares of common stock and warrants owned by our founders and their respective affiliates will not participate in liquidation distributions and were acquired at a lower average cost than our public stockholders, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.
     Immediately prior to the consummation of this offering, our founders and their respective affiliates will own, in the aggregate, 5,750,000 shares of our common stock and 11,750,000 warrants (including the purchase of the private placement warrants and assuming the underwriters’ over-allotment option is exercised in full). With respect to the 5,750,000 founders’ shares, our founders and their respective affiliates have waived their right to receive distributions upon our dissolution and liquidation prior to a business combination. The shares (other than any purchased in the aftermarket) and warrants owned by our founders and their respective affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our founders and their respective affiliates may influence their motivation in identifying and selecting target acquisitions and completing a business combination in a timely manner. Because our founders have paid less, on average, for their securities, a transaction may be profitable for them even if it is unprofitable for our public stockholders. Consequently, the discretion of our directors in identifying and selecting suitable target acquisitions may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.
     In addition, our founders have acquired their securities at a lower average cost than our public stockholders. As a result, the goals and motivations of our founders in selecting and structuring a business combination may differ from those of our public stockholders.
If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules promulgated under the Penny Stock Reform Act of 1990. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to re-sell the securities that you purchase from us.
We will require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.
     We will require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.
We will probably complete only one business combination with the proceeds of this offering, which means that our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.
     After payment of an estimated $14,767,539 of expenses associated with the offering, the net proceeds from this offering and the private placement warrants will provide us with approximately $198,007,461, including $7,000,000 of the underwriters’ discount, which will be held in trust and may be used by us to consummate a business combination. Our initial business combination must be with one or more businesses having a fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such acquisition. We have no limitation on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness that would enable us to consummate a business combination having a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of such an acquisition. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. Consequently, initially it is possible that we will have the ability to consummate only a single business combination.
     We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of our net assets. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.
Because of the significant competition for business combination opportunities, we may not be able to consummate a business combination during the prescribed time period.
     We expect to encounter intense competition from other entities seeking business acquisitions, including private investors (which may be individuals or investment partnerships such as private equity funds), other blank check companies, and operating businesses competing for acquisitions. Many of these individuals and entities are well-

established and have extensive experience in identifying and consummating acquisitions. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do. In addition, our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and put us at a competitive disadvantage to other potential acquirors, especially private equity funds, who may be able to act more quickly to approve and consummate an acquisition. Additionally, our outstanding warrants and the future dilution they potentially represent as well as our inability to pay a substantial breakup fee or provide for an indemnity in case of breach of a definitive agreement may not be viewed favorably by certain target companies. Also, our obligation to convert shares of common stock into cash from the trust account in certain instances may reduce the resources available for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
     Based on publicly available information, as of January 22, 2008, we have identified approximately 47 blank check companies greater than $100.0 million that have gone public since February 2006 and have not yet completed a business combination or liquidated. Of these companies, nine have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 38 blank check companies greater than $100.0 million with approximately $9.7 billion in trust and potentially an additional 43 blank check companies greater than $100.0 million with approximately $12.0 billion projected to be in trust that have filed registration statements and are seeking, or will be seeking, to consummate business combinations. In addition, we have identified seven blank check companies that have gone public since August 2004 which have liquidated or announced that they will liquidate after failing to consummate a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination, which, in turn, will result in an increased demand for privately-held companies that may be potential acquisition targets for us in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Furthermore, the fact that a large number of such companies have neither completed a business combination nor entered into a definitive agreement may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, we will be forced to dissolve and liquidate.
Our founders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.
     Our founders have agreed, in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders and each of our executive officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, it or he will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Assuming that no shares of our common stock are purchased by our founders, executive officers or directors in or following this offering, our founders will hold approximately 20% of our issued and outstanding shares of common stock prior to the stockholder vote relating to an initial business combination. Consequently our founders may exert substantial influence in connection with the vote on our initial business combination.
     Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders will have considerable influence on the outcome of that election. Accordingly, our founders will continue to exert control at least until the consummation of the initial business combination.
Our founders may purchase additional shares of our common stock in the open market, which may give them greater influence over the approval of our initial business combination.
     In the event that our sponsors or our other directors or officers acquire additional shares of our common stock, they have agreed to vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Thus, additional purchases of shares of our common stock by our founders would allow them to exert additional influence over the approval of our initial business combination. In addition, if our founders acquire additional shares of our common stock, then our public stockholders (other than our founders with respect to shares of our common stock they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 40% conversion rate, which is required in order to approve our initial business combination.
     The ability of our founders to acquire our common stock in the open market, vote such acquired shares in favor of a business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved, but for our founders’ purchases of shares of our common stock in the open market. Because our founders have purchased their securities at a lower average cost than our other public stockholders, our founders may profit from a business combination that would be unprofitable for our other public stockholders.
Prior to the consummation of this offering and the sale of the private placement warrants, our founders will have paid an aggregate of $25,000, or $.004348 per unit, for their founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
     In connection with our formation, we issued to our founders 5,750,000 units at $.004348 per unit, for a total purchase price of $25,000 (of which 750,000 units are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full). The sale of these units will cause dilution to investors in this offering. The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their initial units at a nominal price, significantly contributing to this dilution. Assuming the offering is consummated, you and the other new investors will incur an immediate and substantial dilution of approximately 34.09% or $3.41 per share (the difference between the pro forma net tangible book value per share of $6.59, and the initial offering price of $10.00 per unit).
Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate a business combination.
     In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 20,000,000 shares of common stock. We have also agreed to issue up to 3,000,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriters is exercised in full. We are also issuing 6,000,000 private placement warrants to our sponsors or their affiliates and 5,750,000 warrants underlying the founders’ units. To the extent we issue shares of common stock to consummate a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate the business combination. Therefore, our warrants may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
     We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, an effective registration statement under the Securities Act covers the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. We will likely redeem the warrants if the market price of our common stock reaches $13.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
Our management’s ability to require holders of our public warrants to exercise such warrants on a cashless basis, if exercised, would cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.
     If we call our public warrants for redemption after the redemption criteria described above have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrants to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his, her or its warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.
We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.
     No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In addition, the warrant agreement does not require us to net cash settle the exercise of the warrants, and we do not intend to net cash settle the exercise of the warrants. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.
Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
     It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that 40% or more of our public stockholders vote against the business combination and opt to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.
Our founders may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.
     Our founders have agreed to waive their right to receive distributions with respect to the shares underlying the 5,750,000 units they have purchased in connection with our formation. In the event we dissolve and liquidate because we fail to complete a business combination, the shares, units and warrants owned by our founders will be worthless, resulting in potentially significant losses for our founders. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering and we have not consummated a business combination.
If we do not conduct an adequate due diligence investigation of a target business with which we consummate a business combination, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
     In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If we fail to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
Limited information is available for privately held target companies.
     In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we will be required to rely on the ability of Messrs. Levin, Isko and Popson and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.
If our founders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to consummate a business combination.
     Our founders are entitled to make a demand that we register the resale of their securities at any time commencing three months prior to the date on which their securities are released from escrow. If our founders exercise their registration rights with respect to all of their securities, then there will be an additional 5,750,000 shares of common stock and 5,750,000 warrants eligible for trading in the public market (assuming the underwriters exercise their over-allotment option in full). The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of the registration rights may make it more difficult to consummate a business combination or increase the cost of acquiring the target acquisition, as the stockholders of the target acquisition may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of the registration rights may have on the trading market for our common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to dissolve after the expiration of the allotted time periods.
     If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:
•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.
     In addition, we may have imposed upon us certain burdensome requirements, including:
•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.
     To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940; provided, that any money market funds in which the trust funds are invested will not invest in collateralized debt obligations. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.
     If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, which would require additional expenses for which we have not budgeted.
The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.
     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the price and terms of the units, including the common stock and warrants underlying the units, include:
•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and our management’s experience in identifying and assessing prospective target acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors that were deemed relevant.
     However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.
We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.
     We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition or acquisitions we select have a total fair market value in excess of 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) or that the price we are paying is fair to stockholders. If no opinion is obtained, our stockholders will be relying only on the judgment of our board of directors.
In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.
     We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
     If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:
•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	a decreased ability of our security holders to sell their securities in certain states; and

•	restrictions on the nature of our investments.
If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.
     Our warrants are not exercisable unless, at the time of exercise, a current prospectus relating to the common stock issuable upon exercise of the warrants is available and the common stock underlying the warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holders of our warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In addition, the warrant agreement does not require us to net cash settle the exercise of the warrants, and we do not intend to net cash settle the exercise of the warrants. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. Thus, our warrants may be deprived of any value, the market for our warrants may be limited and a purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit (since the warrants may expire worthless).
Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.
     As a public company registered with the SEC, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act and related regulations implemented by the SEC and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.
Because any target acquisition with which we attempt to complete a business combination will be required to provide our stockholders with audited financial statements prepared in accordance with, or reconciled to United States generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, the pool of prospective target acquisitions may be limited.
     In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target acquisition will be required to have certain audited financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and audited in accordance with U.S. generally accepted auditing standards or auditing standards of the Public Company Accounting Oversight Board (United States). In particular, audited balance sheets for the last two years and audited statements of income and cash flows for each of the last three years are required. To the extent that a proposed target acquisition does not have audited financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with U.S. GAAP, we will not be able to acquire that proposed target acquisition. These financial statement requirements may limit the pool of potential target acquisitions.
Because we may acquire a company that has sales or operations outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.
     If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, including:
•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	government instability;

•	different or inadequate banking systems;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends; or

•	nationalization or expropriation of property.
Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
     Our charter documents contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.
     We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.
     Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•	our status as a development stage company;

•	our dissolution or liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third party claims;

•	our selection of a prospective target acquisition or acquisitions or asset;

•	our issuance of our capital shares or incurrence of debt to consummate a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	our dependence on Messrs. Levin, Isko and Popson;

•	potential conflicts of interest of our officers and directors;

•	current and potential future affiliations of our officers and directors with competing entities;

•	the control by our founders of a substantial interest in us;

•	our common stock becoming subject to the SEC’s “penny” stock rules;

•	the adverse effect the outstanding warrants may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our founders;

•	our being deemed an investment company;

•	the lack of a market for our securities;

•	costs of complying with United States securities laws and regulations;

•	market risks; and

•	regulatory risks and operational risks.
     These risks and others described under “Risk Factors” are not exhaustive.
     Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

USE OF PROCEEDS
     We estimate that the net proceeds of this offering and the sale of the private placement warrants, not including expected interest on the proceeds placed in trust, will be as set forth in the following table:

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$200,000,000	$230,000,000
Proceeds from private placement of private placement warrants	$6,000,000	$6,000,000

Total gross proceeds	$206,000,000	$236,000,000

Estimated offering expenses (1)
Underwriting discount (7% of gross proceeds from units offered to the public) (2)	$14,000,000	$16,100,000
Legal fees and expenses	$350,000	$350,000
Printing and engraving expenses	$100,000	$100,000
Accounting fees and expenses	$60,000	$60,000
SEC registration fee	$9,039	$9,039
FINRA registration fee	$23,500	$23,500
American Stock Exchange application and listing fees	$70,000	$70,000
Miscellaneous expenses	$155,000	$155,000

Total offering expenses (3)	$14,767,539	$16,867,539

Proceeds after offering expenses
Net offering proceeds held in trust	$191,007,461	$218,907,461
Deferred underwriting fees held in trust	$7,000,000	$8,050,000

Total proceeds held in trust	$198,007,461	$226,957,461

Net offering proceeds not held in trust	$225,000	$225,000

Percentage of public offering proceeds held in trust	99.00%	98.68%

	Amount	Percentage
Use of interest distributed from trust
Due diligence (including accounting and legal due diligence) of prospective target(s)	$2,245,000	74.83%
Administrative services and support payable to Clinton Group, Inc. ($7,500 per month for up to 24 months)	$180,000	6.00%
Legal and accounting fees relating to SEC reporting obligations	$150,000	5.00%
Reserve for liquidation expenses	$75,000	2.50%
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	$350,000	11.67%

Total interest distributed from trust (4)	$3,000,000	100%

(1)	A portion of the offering expenses have been pre-funded with the proceeds of loans from each of our sponsors in the aggregate amount of up to $200,000, as described below. These loans, plus interest accruing at a rate of 4.25% per year, will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering. As of February 4, 2008, a total $488.00 of interest has accrued on these loans.

(2)	The underwriters have agreed to defer a portion of their underwriting discount, equal to 3.5% of the gross proceeds of the public offering, until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount will be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	Includes $200,000, plus interest, that will be used to repay the loans from our sponsors.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our sponsors or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.
     The $198,007,461 trust amount (or $226,957,461 if the over-allotment option is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee. The $198,007,461 trust amount includes $7,000,000 of the proceeds attributable to the underwriters’ discount. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act; provided, that any money market funds in which the trust funds are invested will not invest in collateralized debt obligations. The proceeds will not be released from the trust account until the earlier of the consummation of a business combination and our dissolution and liquidation; provided, however, a portion of the interest earned on the trust account (net of taxes) will be released to us to cover our operating expenses. We will withdraw such interest until a maximum of $3,000,000 of such interest has been released from the trust account. If we are required to dissolve, we will pay for the costs of dissolution from our remaining assets outside of the trust account. While we will seek waivers from all target acquisitions, vendors and service providers to claims to amounts in the trust account, we cannot guarantee that we will be able to obtain any such waiver or that any such waiver will be held valid and enforceable. If we dissolve and liquidate prior to a business combination, our sponsors have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is determined to be invalid) and except as to any claims by the underwriters in connection with this offering. Based on discussions our board of directors has had with our sponsors, including a review of financial information, our board of directors is satisfied that they will be able to satisfy this obligation; however, there is no guarantee that they will be able to do so. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we consummate a business combination (excluding the amount held in the trust account representing a portion of the deferred portion of the underwriters’ discount). Any amounts not paid as consideration to the sellers of the target acquisition will be used to finance our operations, which may include the target acquisition we acquired on the consummation of the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.
     We have agreed to pay Clinton Group, Inc. a monthly fee of $7,500 for general and administrative services, including office space, utilities and administrative support commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders eligible to receive distributions. This arrangement is being agreed to by Clinton Group, Inc. for our benefit. This amount was determined based on our understanding of typical fees for similar services in the New York metropolitan area. We believe the monthly administrative fees paid by other blank check companies range from $7,500 to $10,000 per month. We believe, based on fees for similar services in the New York metropolitan area, that the fee charged by Clinton Group, Inc. is at least as favorable as we could have obtained from an unaffiliated person.
     Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of the trust for our search for a business combination will consist of $3,000,000 of the interest earned on the trust account. We intend to use this amount for corporate franchise tax payments, American Stock Exchange listing fees, due diligence, legal, accounting and other expenses of structuring and negotiating a business combination, as well as a possible down payment, lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), and if necessary, to bear the costs of liquidation and dissolution in the event we are unable to consummate a business combination within 24 months after the consummation of this offering. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition or acquisitions. We believe that this amount will be sufficient to cover the foregoing expenses.
     To the extent that our capital stock or debt securities are used in whole or in part as consideration to consummate a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations.
     We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target acquisition or acquisitions that we acquire in the business combination, to consummate other acquisitions, or for working capital, as determined by our board of directors at that time.
     Our sponsors have loaned an aggregate of $200,000 to us to fund a portion of the offering expenses owed by us to third parties. The loans bear interest at a rate of 4.25% per year and will be payable on the earlier of July 14, 2008 and the consummation of this offering. The loans will be repaid out of the proceeds used to pay the offering expenses. As of February 4, 2008, $488.00 of interest has accrued on these loans.
     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated.
     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, as we seek to consummate a business combination. We will only consummate a business combination if, at the time of the acquisition, we expect to have sufficient cash and working capital to operate the target acquisition on a forward-looking basis.
     Commencing on the effective date of this prospectus through the consummation of a business combination, we will pay Clinton Group, Inc. the administrative services fee described above. Other than this $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our founders, or any of their affiliates, prior to, or for any services that they render in order to consummate, or in connection with the consummation of the business combination. However, such individuals will receive reimbursement, subject to approval of our audit committee, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which would include persons who may seek reimbursement.
     A stockholder will be entitled to receive funds from the trust account (including interest earned on the trust account) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if that stockholder converts its shares into cash in connection with a business combination that the public stockholder voted against and that we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our founders have agreed to waive their right to receive any funds from the trust account with respect to the 5,750,000 founders’ shares. In addition, our founders cannot convert any of their founders’ shares into cash because they have agreed not to vote these shares against a business combination approved by a majority of the outstanding shares voted by our public stockholders, which is a necessary condition to convert.
     Upon the consummation of a business combination, the underwriters will be entitled to receive the deferred underwriting discounts and commissions. In the event that we are unable to consummate a business combination and the trustee is forced to dissolve and liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights or claims to such deferred underwriting discounts and commissions and any accrued interest thereon; and (2) the proceeds attributable to the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.
DIVIDEND POLICY
     We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Until the consummation of our initial business combination, our board of directors will retain any earnings for use in our business operations and, accordingly, our board of directors will not declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends.

DILUTION
     The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, that is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
     On February 4, 2008, our net tangible book deficiency was $147,952, or approximately $(0.03) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units offered to the public and the sale of 6,000,000 private placement warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 4, 2008 would have been $112,044,519 or $6.59 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 7,999.999 shares of common stock that may be converted to cash) of $6.62 per share to our founders and an immediate dilution of $3.41 per share or 34.09% to new investors not exercising their conversion rights.
     For purposes of presentation, our pro forma net tangible book value after this offering could potentially be reduced by approximately $79,199,990 because if we consummate a business combination, the conversion rights of our public stockholders, other than our founders, may result in the conversion into cash of one share less than 40.0% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable, divided by the number of shares of common stock sold in this offering.
     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book deficiency before this offering	$(0.03)
Increase attributable to new investors	$6.62

Pro forma net tangible book value after this offering		$6.59

Dilution to new investors		$3.41

     The following table sets forth information with respect to our founders and the new public investors:

					Average
					Price
	Shares Purchased		Total Consideration		Per
	Number	Percentage	Amount	Percentage	Share
Founders’ initial investment(1)	5,000,000	20.000%	$25,000	0.01%	$.0050
New public investors	20,000,000	80.000%	$200,000,000	99.99%	$10.000

(1)	Does not include 750,000 founders’ shares that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.
     The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(147,952)
Proceeds from this offering, including the sale of the private placement warrants	198,232,461
Offering costs incurred in advance and excluded from net tangible book value before this offering	160,000
Less: Deferred underwriting fees payable	(7,000,000)
Less: Proceeds held in trust subject to conversion to cash ($9.90 × 7,999,999 shares)	(79,199,990)

$112,044,519

Denominator:
Shares of common stock outstanding prior to this offering (1)	5,000,000
Shares of common stock included in the units offered to the public	20,000,000
Less: Shares subject to conversion (20,000,000 × 40% minus one share)	(7,999,999)

17,000,001

(1)	Does not include 750,000 founders’ shares that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.

CAPITALIZATION
     The following table sets forth our capitalization as of February 4, 2008 and our capitalization as adjusted to give effect to this offering, the sale of the private placement warrants and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted (2)
Total debt	$200,488	—

Deferred underwriting discounts and commissions	—	$7,000,000

Common Stock, none subject to possible redemption, actual; 7,999,999 shares subject to possible redemption at $9.90 per share, as adjusted	—	79,199,990

Stockholders’ equity:
Common Stock, $0.0001 par value, 25,000,000 shares authorized, 5,750,000 shares issued and outstanding, including 750,000 shares subject to possible forfeiture, actual; 25,000,000 shares issued and outstanding, including 7,999,999 shares subject to possible redemption, as adjusted	575	2,500	(1)
Preferred Stock, $.0001 par value, 2,000,000 shares authorized, none issued or outstanding	—	—
Additional paid-in capital	24,425	112,054,971
Deficit accumulated during the development stage	(12,952)	(12,952)

Total stockholders’ equity	$12,048	$112,044,519

Total capitalization	$212,536	198,244,509

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 shares of common stock have been forfeited by the founders.

(2)	Includes the $6,000,000 we will receive from the sale of the private placement warrants.
     If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to one share less than 40% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     We were formed on December 19, 2007 and we intend to acquire or acquire control of one or more operating businesses through a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, except that we will not complete a business combination with any asset management firm, hedge fund, or other financial institution. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in consummating one or more business combinations.
     We have not engaged in any operations that generated any revenues to date. Our entire activity since inception has been limited to organizational activities and preparation for this offering.
     The net proceeds of this offering and the sale of the private placement warrants of $198,007,461, or $226,957,461 if the underwriters’ over-allotment option is exercised in full, will be deposited in the trust account. These amounts include $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount.
     We intend to use substantially all of the funds held in the trust account, less the payment still due to the underwriters for the deferred underwriting discount, to consummate our initial business combination. To the extent that our capital stock or debt is used in whole or in part as consideration to consummate a business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategies.
     We believe that, upon consummation of this offering, the $3,000,000 of interest earned on the trust account, net of taxes paid on such interest, which will be released to us to cover our operating expenses will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we expect to be using these funds to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target acquisitions, to travel to and from offices of prospective target acquisitions, to select the target acquisition to acquire and to structure, negotiate, and consummate the business combination.
     Our sponsors have loaned an aggregate of $200,000 to us to fund a portion of the offering expenses owed by us to third parties. The loans bear interest at a rate of 4.25% per year and will be payable on the earlier of July 14, 2008 and the consummation of this offering. The loans will be repaid out of the proceeds used to pay the offering expenses. As of February 4, 2008, $488.00 of interest has accrued on these loans.
     We expect that we will incur approximately $2,470,000 (including the $225,000 of proceeds of the offering not held in trust) for expenses for the due diligence and investigation of a target business or businesses, including any legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of up to $180,000 for administrative services and support payable to Clinton Group, Inc. representing $7,500 per month for up to 24 months beginning upon consummation of this offering; $75,000 as a reserve for liquidation expenses; $150,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $350,000 for general working capital that will be used for miscellaneous expenses and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or to repay advances from our sponsors or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

     We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through an offering of debt or equity securities if funds are required to consummate our initial business combination, although we have not entered into any such arrangements and have no current intention of doing so.
     We have evaluated the appropriate accounting treatment for the private placement warrants and the warrants attached to the founders’ units and the public units. As we are not required to, nor do we intend to, net cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.
     We estimate the fair value of the private placement warrants to be approximately $0.91 per warrant. To reach this estimate, we considered the trading price of the warrants of 35 comparable blank check companies over $100 million in size for which the warrants have traded separately from the units during the past year. In each case, we examined the price of the warrant at the date of separation. On average, the warrants began trading separately 15 calendar days after the issuer’s initial public offering (as few as 4 and as many as 52 calendar days after the consummation of the initial public offering). Of these issuers, the average trading price for the warrants on the date of separation was $0.91 (with a high of $1.60 and a low of $0.63). Because the fair value of such warrants is less than the purchase price, we will not be required to incur a compensation expense in connection with the purchase by our sponsors of the private placement warrants.
     As indicated in the accompanying financial statements, as of February 4, 2008, we had $225,036 in cash. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital will be successful. These factors, among others, raise substantial doubt as to our ability to continue as a going concern.
     The issuance of additional shares of our common stock or any number of shares of our preferred stock:
•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices of our common stock and warrants.
     Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	other disadvantages compared to our competitors who have less debt.
Controls and Procedures
     We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.
     Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
     The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940; provided, that any money market funds in which the trust funds are invested will not invest in collateralized debt obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
     As of February 4, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K or any commitments or contractual obligations except for our sponsors’ loans to us. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.
PROPOSED BUSINESS
Overview
     We are a blank check development stage company organized under the laws of the State of Delaware on December 19, 2007. We intend to acquire or acquire control of one or more operating businesses through a business combination. To date, our efforts have been limited to organizational activities, including the issuance of 5,750,000 units to our founders at an aggregate price of $25,000, or $.004348 per unit (of which up to 750,000 units are subject forfeiture to the extent the underwriters’ over-allotment option is not exercised in full), and activities related to this offering.
     Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic region, except that we will not complete a business combination with any asset management firm, hedge fund, or other financial institution. We do not currently have any specific business combination or specific target under consideration. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering.
     We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While our management intends to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which our management ultimately determines to pursue may not meet one or more of these criteria:
     • Strong Competitive Position. We will focus on companies that demonstrate advantages as compared to their competitors, which may help to protect their market position and profitability. We will analyze the strengths and weaknesses of target businesses relative to their competitors, considering brand strength and positioning, product quality, customer loyalty, growth prospects, competition, level of consolidation, need for capital investment and barriers to entry, and patent or other types of unique asset protection in the target’s industry.
     • Established, Proven Track Records. We will generally pursue companies with a history of strong operating and financial results. However, we may acquire an underperforming company that demonstrates strong prospects for future growth that would benefit from the operating experience of our officers and directors, particularly Mr. Levin. We do not intend to acquire start-up companies.
     • Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire a company that has, or has the potential to generate, strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and expenses.
     • Experienced Management Team. We will pursue businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of our sponsors may also help us to find executives and managers who can strengthen the businesses we may acquire.
     We will seek to capitalize on the significant acquisition and management experience of our Chairman, Jerry W. Levin, and our Vice Chairmen, Steven R. Isko and Michael A. Popson. Mr. Levin has over 35 years experience, and each of Messrs. Popson and Isko has over 18 years experience in acquiring, divesting, sourcing, evaluating, structuring and negotiating investments in and advising businesses across numerous consumer sectors including manufacturing, services and retail. In particular, we will seek to capitalize on the experience of Mr. Levin, our Chairman and Chief Executive Officer. Mr. Levin is also Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm whose current projects include Mr. Levin serving as Chairman of

Sharper Image Corporation and a director of Wendy’s International, Inc. Mr. Levin is also Vice Chairman of Clinton Group.
     Mr. Levin’s career spans over 40 years. Early in his career, Mr. Levin was Vice President of corporate development for Marsh & McClennan, from 1972 until 1974. Mr. Levin also spent 15 years at the Pillsbury Company, or Pillsbury, where Mr. Levin completed numerous mergers, acquisitions and divestitures. Some of the transactions Mr. Levin led included Haagen-Dazs, Green Giant, Totino’s Pizza, Steak & Ale, Chart House, and American Beauty Macaroni, as well as the sale of Pillsbury to Grand Metropolitan in 1989. Mr. Levin also led several operating units within Pillsbury, including Haagen-Dazs and the second largest restaurant group in the U.S. (comprised of Burger King, Steak & Ale, Bennigan’s, Chart House, and Godfather’s Pizza).
     From 1989 until 1991, Mr. Levin was the Chief Executive Officer of The Coleman Company, Inc., or Coleman. During his tenure as Coleman’s Chief Executive Officer, Mr. Levin divested non-strategic businesses and devoted resources to growing the core camping business. Mr. Levin returned as Chief Executive Officer of Coleman from 1997 until the sale of Coleman to Sunbeam Corporation in 1998. During such time, Mr. Levin again refocused Coleman on its outdoor recreation heritage.
     From 1991 until 1997, Mr. Levin was the Chief Executive Officer of Revlon, Inc. Mr. Levin oversaw the divestiture of non-strategic businesses, and the development and launch of several new products and brands, including Colorstay. By the end of Mr. Levin’s tenure as Chief Executive Officer of Revlon, Revlon had been restructured with its debt load significantly reduced and it had attained the number one market share in the United States mass market for color cosmetics.
     From 1998 until 2005, Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly named Sunbeam), the holding company for Coleman, Sunbeam Products, Inc., Coleman Powermate, Inc., and First Alert, Inc. During his tenure, Mr. Levin (along with Messrs. Popson and Isko) restructured American Household’s operations and finances, including divesting non-core businesses, reallocating resources to investments in new products and brand support, developing an efficient overseas supply chain and realigning the management of the businesses by brands rather than by products. Mr. Levin (along with Messrs. Popson and Isko) sold a business unit of American Household in 2004 and then sold the bulk of the business to Jarden Corporation in 2005. At the time of its sale, American Household’s businesses were the leading or one of the leading businesses in the markets they served.
     Mr. Levin serves as a director of US Bancorp, Ecolab, Inc., Sharper Image Corporation, Wendy’s International, Inc., and Saks Incorporated.
Competitive Strengths
     We believe we have the following competitive strengths:
     Operating expertise
     We expect to utilize the significant operating expertise of our management team to identify, acquire and provide oversight to (and if necessary operate) a business whose operations can be fundamentally improved and for which there are opportunities for increased profitability. In addition, we believe that the experience of our management team and the contacts they have developed may provide us with opportunities to recruit highly qualified executives with whom they have worked in the past to supplement (if needed) the management of the operating business we acquire.
     Unique platform for deal generation
     Over the course of their careers, Messrs. Levin, Isko and Popson have developed a diverse network of operational and transactional relationships. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs. We can make no assurances that our business relationships will result in opportunities to acquire a target business.
     Intense focus on due diligence that seeks to identify key value drivers and significant risks

     Our management team will employ an operations-centric due diligence process based on their investing and operating experience. For example, this experience has given our management team insight and knowledge on such key issues as valuation, appropriate capital structures, strategic vision, operating plans and capabilities of an acquisition target’s management team. As a result, we believe that this provides us with certain analytical advantages and insights as we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective industries and business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as contingent liabilities, pension matters and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations, corporate finance and acquisitions will enable us to avoid potential risks that other investors may not identify.
     Status as a public company
     We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing and road show efforts that will likely not be present to the same extent in connection with a business combination with us.
     Financial position
     We offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Consummating a Business Combination
General
     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash (derived from the proceeds of this offering as well as the sale of the private placement warrants), our capital stock or a combination of these in consummating a business combination. Although substantially all of the net proceeds of this offering are expected to be applied generally toward consummating a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.
     Subject to the requirement that our business combination must be with one or more target acquisitions having a total fair market value that is at least 80% of our net assets (excluding the amount held in the trust account representing the deferred underwriters’ discount) at the time of such acquisition, and except that we will not complete a business combination with any asset management firm, hedge fund, or other financial institution, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the 80% requirement at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or type of market.
     We have not identified a target acquisition
     To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our directors is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, engaged or retained any agent or other representative to identify or locate an acquisition candidate.
     We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Except as discussed in “Proposed Business—Overview,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target acquisitions. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately consummate a business combination. To the extent we consummate a business combination with entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable businesses. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.
     Waiver of claims and sponsor liability for certain claims
     Prior to consummation of our business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to enter into such a waiver, our decision to engage such potential contracted party would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. If a potential contracted party refuses to execute such a waiver, then our sponsors will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by our sponsors specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that potential contracted parties will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our business combination. In addition, the indemnification provided by our sponsors is limited to claims by vendors that do not execute such waivers as described above. Claims by target acquisitions or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by our sponsors. In the event that this indemnity obligation arose and our sponsors did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. We cannot assure you that our sponsors will be able to satisfy those obligations. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.
     Sources of target acquisition
     While we have not yet identified any candidates for a business combination, we believe that there are numerous businesses that may provide significant opportunities for growth. Unaffiliated sources may introduce us to target acquisitions they think we may be interested in on an unsolicited basis. Our officers and directors, as well as their affiliates, may bring to our attention target candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have. In no event will any of our founders or any entity with which they are affiliated be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to consummate, a business combination.

Selection of a target acquisition and structuring of a business combination
     Any evaluation relating to the merits of a particular business combination will be based on considerations deemed relevant by our management in consummating a business combination consistent with our business objective. In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple acquisition targets and have options as to which business to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.
     In determining the size of this offering, we and our underwriters concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to consummate a business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full).
     The time and costs required to select and evaluate a target acquisition and to structure and consummate the business combination vary; however, we estimate that we will incur $2,470,000 (including the $225,000 of proceeds of the offering not held in trust) of expenses for the due diligence and investigation associated with our initial business combination, including any legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. None of our officers or directors will receive any compensation prior to the consummation of our initial business combination, except for out-of-pocket expenses incurred by them on our behalf subject to approval of our audit committee.
Fair market value of target acquisition
     Our initial business combination must have a total fair market value equal to at least 80% of our net assets (including the funds held in the trust account other than the portion representing our underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire one or more target acquisitions whose total fair market value significantly exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or an offering of debt or equity securities if such funds are required to consummate such a business combination. Currently, we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such business combination will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value meeting the 80% of net assets threshold. Our board will determine satisfaction of the 80% threshold by calculating the fair market value of what our stockholders would receive in the business combination and comparing it to 80% of the net assets held in trust. If our board is not able to independently determine that the target acquisition has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the business combination complies with the 80% threshold. Nevertheless, we reserve the right to obtain an opinion from an unaffiliated, independent third party appraiser if we deem it appropriate, for example, in the event of an actual or perceived conflict of interest. If our initial business combination takes the form of an asset acquisition, we will only acquire assets constituting an operating business for which historical financial statements are available.
Possible lack of business diversification
     Our business combination must satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we may only have the ability to consummate a business combination with a single organization. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.
     In the event we ultimately determine to simultaneously acquire several enterprises and those enterprises are owned by different sellers, we may need for each of those sellers to agree that our purchase of such enterprise is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the properties or assets into a single operating business.
Limited ability to evaluate the target acquisition’s management
     Although we intend to closely scrutinize the management of a prospective target acquisition when evaluating the desirability of consummating a business combination, we cannot assure you that our assessment of the target acquisition’s management will prove to be correct. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target acquisition. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. Furthermore, the future role of Messrs. Levin, Isko and Popson and our other directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that Mr. Levin and our other directors will have significant experience or knowledge relating to the operations of the particular target business.
Limited available information for privately held target companies
     In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of Messrs. Levin, Isko and Popson and our other directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.
Opportunity for stockholder approval of business combination
     Prior to the consummation of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, which, among other matters, will include a description of the operations of the target acquisition and historical financial statements of the business.
     In connection with the vote required for our initial business combination, our founders have agreed, pursuant to letter agreements entered into prior to this offering, to vote all of their shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders in respect of such business combination. Pursuant to the letter agreements, our founders have also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. We will proceed with the business combination only if (1) an amendment to our amended and restated certificate of incorporation to permit our perpetual existence is approved by a majority of the shares of common stock voted by the public stockholders, (2) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (3) public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.
     Following the consummation of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.
Conversion rights
     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Our founders will not have such conversion rights with respect to their shares. The actual per-share conversion price will be equal to the amount in the trust account (including the amount held in the trust account representing the deferred underwriters’ discount), inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $9.90 per share, or approximately $9.87 per share if the underwriters’ over-allotment option is exercised in full, ($0.10 or $0.13, respectively, less than the per-unit offering price of $10.00). An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and consummated. Any request for conversion, once made, may be withdrawn at any time prior to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after consummation of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise any warrants that they still hold. We will not consummate any business combination if public stockholders owning 40% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.
Procedures required by investors for conversion
     An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement, which will occur at least ten business days prior to the stockholders meeting, and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time prior to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed business combination, demand that we convert its shares into cash by marking the appropriate space on the proxy card, and provide physical or electronic delivery of its stock certificates prior to the stockholders meeting concerning approval of the initial business combination. If, notwithstanding the stockholder’s vote, the proposed business combination is consummated, then such stockholder will be entitled to receive a pro rata share of the trust account, including any undistributed interest earned thereon as calculated two business days prior to the consummation of the proposed business combination. The stockholder will not be able to transfer its shares following the approval of our initial business combination by our stockholders unless the definitive agreement relating to the proposed business combination is terminated. A stockholder who exercises its conversion rights will exchange its shares of our common stock for cash and will no longer own those shares of common stock, although it will still have the right to exercise any warrants such stockholder still holds. If the proposed business combination is not consummated then a stockholder’s shares will not be converted into cash and will be returned to the stockholder, even if such stockholder elected to convert.
     We will require public stockholders to tender their shares to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which the stockholder could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholders meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.
     In order to physically deliver its stock certificates, a stockholder will have to comply with the following steps. If the shares are held in street name, the stockholder must instruct its account executive at the stockholder’s bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholder’s name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholders meeting, the stockholder must present a written instruction to our transfer agent that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will not sell or transfer the shares prior to the closing of our business combination. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholders meeting will not be converted into cash. In the event that a stockholder tenders his shares and decides prior to the stockholders meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.
Dissolution and liquidation if no business combination is consummated
     Our amended and restated certificate of incorporation will provide that our corporate existence will automatically cease 24 months after the consummation of this offering. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the State. We view this provision terminating our corporate life by 24 months from the consummation of this offering as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.
     If we are unable to consummate our initial business combination within 24 months, as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes, up to $3,000,000 that we may draw upon for working capital) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).
     We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our founders have waived their rights to participate in any distribution with respect to the shares owned by them immediately prior to this offering upon our dissolution and liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $7,000,000 (or $8,050,000 if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our outstanding warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside the trust account.
     If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.90 per share eligible to receive distributions, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full, or $0.10 and $0.13, respectively, less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.90 per share, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full, plus interest, net of income taxes on such interest, up to $3,000,000 of interest that may be released to us. Although we will seek to have all vendors, prospective target acquisitions or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interests of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would analyze the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we dissolve and liquidate prior to a business combination, our sponsors have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is determined to be invalid) and except as to any claims by the underwriters in connection with this offering. Based on discussions we have had with our sponsors, we are satisfied that they will be able to satisfy this obligation; however, there is no guarantee that they will be able to do so. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes their deferred underwriters’ discount.
     Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months from the date of this prospectus in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.90 per share, or approximately $9.87 per share if the underwriters exercise their over-allotment option, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.
     If we become a debtor in a bankruptcy case or have other financial difficulty, a court may order the return of any distributions received by our stockholders. Promptly after our liquidation in the event our initial business combination has not been consummated within 24 months, we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders. If we complete a business combination, we may pay dividends to our stockholders from time to time. If we become a debtor in a bankruptcy case or encounter other financial difficulty and have unpaid creditors, an unpaid creditor or bankruptcy trustee (or the company as a chapter 11 debtor-in-possession) could file a lawsuit under the fraudulent transfer provisions of federal bankruptcy law or corresponding state laws to recover distributions received by our stockholders. If these lawsuits were successful, stockholders would likely have to repay any distributions previously received from us.
     Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his or her conversion rights described above. Our founders have agreed to waive their right to receive any funds from the trust account with respect to their founders’ shares. In addition, our founders cannot convert any of their founders’ shares into cash, because they have agreed not to vote these shares against a business combination approved by a majority of stockholders, which is a necessary condition to convert.
Amended and Restated Certificate of Incorporation
     Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation, for the payment of taxes on interest earned by the trust account, to the extent of $3,000,000 of interest (net of taxes) that may be released to us;

•	prior to the consummation of our initial business combination, we will submit the business combination to our stockholders for approval;

•	we may consummate the business combination if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 40% of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated within 24 months of the consummation of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.
Obligations to Our Stockholders
     Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing section prior to the consummation of a business combination. In addition, pursuant to provisions to be contained in our amended and restated certificate of incorporation, these provisions may only be amended with the affirmative vote of 90% of our public stockholders. While we have been advised that the validity of supermajority consent provisions under Delaware law has not been settled, we view these provisions to be obligations of our company to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. In the event that such a proposed amendment or modification is presented to a vote of our stockholders, our founders will not vote their shares in favor of any such amendment or modification.
Competition
     We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), and other blank check companies. Many of these individuals and entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target. Further, the following may not be viewed favorably by certain targets:
•	our obligation to seek stockholder approval of a business combination may delay or render impossible the consummation of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants and the potential future dilution they represent; and

•	our inability to pay a substantial break-up fee to a target business in the event we are unable to consummate the business combination or to provide for an indemnity in case of breach of a definitive agreement.
     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity and debt markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.
     If we succeed in consummating a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
     We maintain our principal executive offices at 9 West 57th Street, 26th Floor, New York, New York 10019. The cost for this space is included in the $7,500 monthly fee that Clinton Group, Inc. will charge us for general and administrative services, including office space, utilities and administrative support, commencing on the effective date of the proposed offering and terminating upon completion of our business combination or the distribution of the trust account to our public stockholders. We believe, based on fees for similar services in the New York metropolitan area, that the fee charged by Clinton Group, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to us, adequate for our current operations.
Employees
     We currently have five executive officers. These individuals are not obligated to devote any specific number of hours to our operations but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not anticipate hiring any full-time employees prior to the consummation of our business combination.
Periodic Reporting and Audited Financial Statements
     We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
     Our management will provide stockholders with audited financial statements of the businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

     We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
     There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.
Code of Ethics
     We will adopt a code of ethics that applies to directors, officers and employees that complies with the rules and regulations of the American Stock Exchange.
Comparison to Offerings of Blank Check Companies under Rule 419
     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$198,007,461 of the offering proceeds will be deposited into a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee for the public stockholders eligible to receive distributions.	$206,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $198,007,461 of offering and private placement proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940; provided, that any money market funds in which the trust funds are invested will not invest in collateralized debt obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of acquisition candidates	The initial target acquisition or acquisitions that we acquire must have a total fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering

	Terms of Our Offering	Terms Under a Rule 419 Offering
	underwriters’ discount) at the time of such acquisition.	proceeds.

Trading of securities issued	The units may commence trading on or promptly after the effective date of the registration statement. The common stock and warrants comprising the units, without any security holder having to take any action, may trade separately beginning on the fifth day after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the net proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K, and our having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American Stock Exchange, and any security holder may elect to trade the common stock or warrants separately or as a unit.	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (including the amount held in the trust account representing a portion of the underwriters’ discount). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 24 months after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination or our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, and a portion of the interest on the trust account will be distributed to us as described below.	The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time.

Interest on deposited proceeds	The interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes payable on such interest) will be released to us to cover our operating	Interest or dividends on proceeds held in the escrow account, if any, would be held for the sole benefit of the purchasers of the securities.

Terms of Our Offering	Terms Under a Rule 419 Offering
expenses. We will withdraw interest until a maximum of $3,000,000 of such interest has been released from the trust account.

MANAGEMENT
Directors and Officers
     Our current directors and officers are as follows:

Name	Age	Position
Jerry W. Levin	63	Chairman of the Board, Director and Chief Executive Officer
Steven R. Isko	43	Vice Chairman of the Board, Director and Corporate Secretary
Michael A. Popson	43	Vice Chairman of the Board and Director
David Glew	67	Director
Robert L. Mettler	67	Director
Robert Phillips	69	Director
Harvey Schulweis	67	Director
Vincent A. D’Arpino	43	Executive Vice President
Francis Ruchalski	43	Chief Financial Officer
Jerry W. Levin, Chairman of the Board and Chief Executive Officer
Mr. Levin has been Chairman and Chief Executive Officer of the company since its formation. Mr. Levin has been Chairman and Chief Executive Officer of JW Levin Partners LLC, since its formation in 2005 and Vice Chairman of Clinton Group, Inc. since December 2007. Since September 2006, Mr. Levin has been Chairman of Sharper Image Corporation, and was interim Chief Executive Officer of Sharper Image from September 2006 though April 2007. From 1998 until 2005, Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly named Sunbeam). Mr. Levin was Chief Executive Officer of Coleman from 1997 to 1998. From 1991 until 1997, Mr. Levin was the Chief Executive Officer of Revlon, Inc. From 1989 until 1991, Mr. Levin was the Chief Executive Officer of The Coleman Company, Inc., or Coleman. Mr. Levin serves as a director of US Bancorp, Ecolab, Inc., Sharper Image Corporation, Wendy’s International, Inc., and Saks Incorporated.
Steven R. Isko, Vice Chairman of the Board and Corporate Secretary
Mr. Isko has been a Vice Chairman and Corporate Secretary of the company since its formation. Mr. Isko has been a Managing Partner of JW Levin Partners LLC since April 2005, and has been a Managing Director of Clinton Group, Inc. since December 1, 2007. Mr. Isko was Senior Vice President and General Counsel of American Household from May 1998 though December 2002 and was Executive Vice President and Chief Legal Officer of American Household from December 2002 through January 2005. During the period 1996 through 1998 Mr., Isko held a number of positions at affiliates of MacAndrews & Forbes, including Senior Vice President, General Counsel and Secretary of The Cosmetic Center, Inc. from April 1998 through December 1998, Vice President, Legal for The Coleman Company from July 1997 to April 1998 and Vice President-Law and Corporate Secretary of Marvel Entertainment from June 1996 to July 1997. Mr. Isko was an associate at Skadden, Arps, Slate, Meagher & Flom LLP from September 1989 to June 1996.
Michael A. Popson, Vice Chairman of the Board
Mr. Popson has been a Vice Chairman of the company since its formation. Mr. Popson has been a Managing Partner of JW Levin Partners LLC since April 2005, and has been a Managing Director of Clinton Group, Inc. since December 1, 2007. From May 2003 through January 2005, Mr. Popson was Senior Vice President of Strategic Planning, Analysis and Development for American Household, Inc. From 1996 through 2002, Mr. Popson held a number of positions of increasing responsibility with Bristol-Myers Squibb culminating in the position of Vice President, Strategic Planning and Corporate Development for the Clairol, Mead Johnson and Matrix Essentials divisions. Mr. Popson was a management consultant at The Boston Consulting Group from 1990 to 1996. From 1986 through 1988, Mr. Popson was a Financial Analyst in the investment banking division of Thomson McKinnon Securities.

David Glew, Director
Mr. Glew has been a director of the company since January 2008. Mr. Glew has over 40 years experience in the music industry. Prior to retiring in 2003, Mr. Glew was Chairman of Sony Music’s Epic Records group from 1994 to 2003. From 1994 to 1998, Mr. Glew was President, Epic Records, overseeing all aspects of the Epic and Epic Associated labels. Prior to joining Epic Records, Mr. Glew was with Atlantic Records for 19 years, where he served as Executive Vice President/General Manager before departing for Epic Records.
Robert L. Mettler, Director
Mr. Mettler has been a director of the company since January 2008. Since February 2008, Mr. Mettler has been the President for special projects at Macy’s Inc. Mr. Mettler was Chairman and Chief Executive Officer of Macy’s West, a division of Macy’s, Inc., from 2002 until February 2008. Mr. Mettler has over 44 years experience in the retailing industry. From 2000 to 2002 Mr. Mettler was President and Chief Operating Officer of Macy’s West. Mr. Mettler was President of Merchandising Full-Line Stores for Sears, Roebuck and Co. (“Sears”) from 1996 to 2000 and was President of Apparel/Home at Sears from 1993 to 1996. Prior to Sears, Mr. Mettler was President and Chief Executive Officer of Robinson’s Department Stores from 1987 to 1993.
Harvey Schulweis, Director
Mr. Schulweis has been a director of the company since January 2008. Mr. Schulweis is currently President and Chief Executive Officer of Schulweis Realty, Inc., a private real estate investment and development firm which he founded in 1991. Mr. Schulweis has over 30 years of experience in real estate investing. Mr. Schulweis was Chairman and Chief Executive Officer of The Town and Country Trust, a publicly traded real estate investment trust, from 1993 until its sale on March 31, 2006. From 1978 through 1990, Mr. Schulweis was a General Partner of Lazard Freres & Co. and President of Lazard Realty, Inc., its wholly-owned subsidiary.
Robert Phillips, Director
Mr. Phillips has been a director of the company since January 2008. Mr. Phillips has been a Senior Advisor to Peter J. Solomon since 2005. Since 2004, Mr. Phillips has also been a Managing Director of The Clarecastle Group. Mr. Phillips spent 30 years in the consumer and personal care products industry, serving at various times as President of Clairol Inc., then a division of Bristol Myers, Inc., and Chief Executive Officer of Chesebrough-Ponds, Inc. and Elizabeth Arden Company, both units of Unilever PLC. From 2000 to 2004, Mr. Phillips worked with not-for-profit organizations. From 1994 to 2000 Mr. Phillips was a Director of Unilever PLC and NV, with global responsibility for Unilever Personal Products, which included home and personal care. From 1992 to 1994, Mr. Phillips was Chairman of Unilever Prestige Personal Products (Elizabeth Arden Company and Calvin Klein Cosmetics Company) and Chief Executive Officer of Elizabeth Arden Company.
Vincent A. D’Arpino, Executive Vice President
Mr. D’Arpino has been Executive Vice President of the company since its formation. Mr. D’Arpino has been a Managing Director of Clinton Group, Inc. since 2002, serving as a portfolio manager and senior legal counsel focusing on the Distressed, Event-Driven and Activist strategies. From 1995 through 2002, Mr. D’Arpino was an Executive Director at Morgan Stanley as a senior in-house counsel to Morgan Stanley’s Private Equity Division. Mr. D’Arpino was an Associate at Cravath, Swaine & Moore from 1992 to 1995.
Francis Ruchalski, Chief Financial Officer
Mr. Ruchalski has been Chief Financial Officer of the company since its formation. Mr. Ruchalski has been the Chief Financial Officer for Clinton Group, Inc. since 2007. From 1997 through 2007, Mr. Ruchalski was Controller for Clinton Group, Inc. From 1986 to 1997, Mr. Ruchalski was an accountant at Anchin, Block & Anchin, LLP, a certified public accounting firm.
     These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target acquisition, and structuring, negotiating and consummating an acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable us to successfully identify and consummate an acquisition.
     The members of our board of directors will be classified into three classes, one of which is elected at each meeting of the stockholders to hold office for a three-year term and until the successors of each such class have been elected and qualified.
     Our existing stockholders have not agreed to vote their shares in favor of the re-election of any member of our board of directors. We currently do not have, nor do we intend to adopt, any procedures to ensure that any offering-related provisions applicable to the current members of our board of directors are applied to any new directors, except we will require any new directors to enter into agreements with us containing substantially the same terms as the letter agreements that our current directors will enter into prior to this offering.
Legal Proceedings
Director Independence
     Our board of directors has determined that Messrs. Glew, Mettler, Phillips and Schulweis are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. In general, an “independent director” is a person other than an officer or employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors will be present.
Audit Committee
     Prior to consummation of this offering, we will establish an audit committee of the board of directors which will consist of Mr. Schulweis, as chairman, and Messrs. Glew, Mettler and Phillips. Our board of directors has determined that each of Messrs. Schulweis, Glew, Mettler and Phillips is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department;

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors;

•	overseeing compliance with our related party transactions policy; and

•	reviewing and approving director expense reimbursement claims.
Financial Experts on Audit Committee
     The audit committee will comply with the independence requirements of Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange (including the transition rules for companies consummating an initial public offering) and will be comprised of members who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
     In addition, the audit committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We believe that Mr.       satisfies the definition of financial

sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.
Nominating Committee
     Effective upon consummation of this offering, we will establish a nominating committee of our board of directors, which will consist of Messrs. Schulweis, Glew, Mettler and Phillips (with Mr.       as chairman), all of whom have been determined by our board of directors to be independent directors. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Compensation for Officers and Directors
     No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.
Conflicts of Interest
     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and each of our directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million, subject to any pre-existing fiduciary or contractual obligations he might have. Jerry W. Levin, as our Chief Executive Officer, will determine whether we pursue any potential transaction presented to us. Furthermore, neither GEH Capital, Inc., nor any of our directors, nor any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.
     Potential investors should be aware of the following potential conflicts of interest:
•	Our directors currently are, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•	Although Mr. Levin has expressed his commitment to our success, he is not required to devote any specific number of hours to our affairs and accordingly, may have conflicts of interest in allocating his time among various business activities.

•	In the event we dissolve and liquidate because we fail to complete a business combination, the shares and warrants owned by our founders will be worthless, resulting in potentially significant losses to them. Our founders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering and we have not consummated a business combination.

•	Certain of our directors may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services which may influence their motivation in identifying and selecting a target acquisition, and timely completing a business combination.

•	Our directors may have a conflict of interest with respect to evaluating a particular business combination, if the retention or resignation of any such directors were included by a target business as a condition to any agreement with respect to a business combination.
     We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.
     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
Accordingly, as a result of their multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our directors (including Mr. Levin, our Chairman and Chief Executive Officer), have signed letter agreements with us pursuant to which they have agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be a director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to certain pre-existing fiduciary or contractual obligations he might have. The following table lists those directors who affiliated entities with which a conflict of interest is reasonably likely and the priority for or against us reflected in the agreements.

Director	Affiliated Entities	Priority
Jerry W. Levin	JW Levin Partners LLC Clinton Group, Inc.	Mr. Levin will first present any business opportunity relating to an acquisition for control of a public company to Clinton Group, Inc. before presenting to us. Mr. Levin will present all other business opportunities, such as the acquisition for control of a private company, first to us.

Steven R. Isko	JW Levin Partners LLC Clinton Group, Inc.	Mr. Isko will first present any business opportunity relating to an acquisition for control of a public company to Clinton Group, Inc. before presenting to us. Mr. Isko will present all other business opportunities, such as the acquisition for control of a private company, first to us.

Michael A. Popson	JW Levin Partners LLC Clinton Group, Inc.	Mr. Popson will first present any business opportunity relating to an acquisition for control of a public company to Clinton Group, Inc. before presenting to us. Mr. Popson will present all other business opportunities, such as the acquisition for control of a private company, first to us.

Robert Mettler	Macy’s West	Mr. Mettler will be required to recuse himself from any discussion or decision regarding any transaction with a retailer involved in the same categories of operations as Macy’s West.
     Mr. Levin serves as a director of US Bancorp, Ecolab, Inc., Sharper Image Corporation, Wendy’s International, Inc., and Saks Incorporated, and will have pre-existing fiduciary duties to these companies.

     Our board of directors will be responsible for enforcing the letter agreements, and we do not intend to grant waivers of this provision of the letter agreements.
     In connection with the vote required for our initial business combination, all of our founders have agreed to vote their respective shares of common stock that they owned prior to this offering in the same manner as a majority of the outstanding shares held by our public stockholders vote in respect of such business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the 5,750,000 founders’ shares. Any common stock acquired by founders in this offering or the aftermarket will be considered part of the holdings of the public stockholders. These founders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

PRINCIPAL STOCKHOLDERS
     The following table sets forth information regarding the beneficial ownership of our securities as of February 4, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group (nine persons).
     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and warrants beneficially owned by them.

	Common Stock and Warrants
					As Adjusted for the Public Offering
	Before the Offering to Public Stockholders				and the Private Placement (3)
		Percentage				Percentage
		of		Percentage		of		Percentage
Name and Address of	Number of	Common	Number of	of	Number of	Common	Number of	of
Beneficial Owners (1)	Shares (2)	Stock	Warrants	Warrants	Shares (2)	Stock	Warrants	Warrants
GEH Capital, Inc.	2,263,200	39.36%	2,263,200	39.36%	1,968,000	7.87%	4,368,000	14.09%
Jerry W. Levin	1,697,400	29.52%	1,697,400	29.52%	1,476,000	5.90%	3,276,000	10.57%
Steven R. Isko	707,250	12.30%	707,250	12.30%	615,000	2.46%	1,365,000	4.40%
Michael A. Popson	707,250	12.30%	707,250	12.30%	615,000	2.46%	1,365,000	4.40%
David Glew	23,000	0.40%	23,000	0.40%	20,000	0.08%	20,000	0.06%
Robert L. Mettler	23,000	0.40%	23,000	0.40%	20,000	0.08%	20,000	0.06%
Robert Phillips	23,000	0.40%	23,000	0.40%	20,000	0.08%	20,000	0.06%
Harvey Schulweis	23,000	0.40%	23,000	0.40%	20,000	0.08%	20,000	0.06%
Vincent A. D’Arpino	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Francis Ruchalski	0	0.0%	0	0.0%	0	0.0%	0	0.0%

All directors and officers as a group (nine persons)	5,467,100	95.08%	5,467,100	95.08%	4,754,000	19.01%	10,454,000	33.70%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 9 West 57th Street, 26th Floor, New York, New York 10019.

(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. The information in this table assumes that the underwriters will not exercise their over-allotment option and that 750,000 units of the 5,750,000 founders’ units issued to our officers and directors in connection with our formation will be forfeited.

(3)	Assumes the sale of 20,000,000 units in this offering and the sale of 6,000,000 private placement warrants, but not the exercise of the 20,000,000 warrants comprising such units and the 6,000,000 private placement warrants.
     Immediately after this offering, our founders will own 20.0% of the issued and outstanding shares of our common stock. Because of the ownership block held by our founders, our founders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.
     All of our founders and sponsors will place their founders’ units and private placement warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow, and other permitted transferees), the founders’ units and any underlying shares will not be transferable until the first anniversary of our initial business combination and the private placement warrants will not be transferable until after the 90th day following our initial business combination, at which time such shares will be released from escrow.
     During the escrow period, the holders of these shares, units and warrants and any underlying shares will not be able to sell or transfer their securities except: (i) by gift to a member of the holder’s immediate family for estate planning purposes or a disposition to a trust, the beneficiary of which is such holder or a member of such holder’s immediate family, (ii) if such holder is not a natural person, by gift to a member of the immediate family of such holder’s controlling person for estate planning purposes or a disposition to a trust, the beneficiary of which is such holder’s controlling person or a member of the immediate family of such holder’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the holder, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with or without consideration, to our officers, directors or founders or, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., an affiliate of GEH Capital, Inc., entities controlled by Mr. George Hall, the Chief Executive Officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc.; provided, however, that such permitted transfers may be effected only upon the respective transferee’s written agreement to be bound by the same transfer restrictions as such holder upon receiving such securities (except in the case of clause (iii), in which case the transferee will execute such agreement as soon as practicable after such transfer). During the escrow period the holders of these shares will retain all other rights as our security holders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. However, our founders and any permitted transferees have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares of common stock sold in this offering vote in respect of approving our initial business combination and on the amendment to our amended and restated certificate of incorporation to provide for perpetual existence. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to consummate a business combination and dissolve and liquidate, none of our founders (or any permitted transferees, if applicable) will receive any portion of the liquidation proceeds with respect to their founders’ shares.
     None of our sponsors, or to our knowledge, any of our other directors or officers, has any current intent to purchase additional securities, other than as disclosed elsewhere in this prospectus. In the event that our sponsors or our other directors or officers acquire additional shares of our common stock, they have agreed to vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Thus, additional purchases of shares of our common stock by our sponsors or our other directors or officers will allow them to exert additional influence over the approval of our initial business combination and amendment to our amended and restated certificate of incorporation.
     Our sponsors may each be considered one of our “promoters” as that term is defined under the Federal securities laws.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     On February 1, 2008, we issued an aggregate of 5,750,000 units to our founders for an aggregate purchase price of $25,000 in cash, or $.004348 per unit. Of this total, 2,263,200 founders’ units were issued to GEH Capital, Inc., 1,697,400 founders’ units were issued to Mr. Levin, 707,250 founders’ units each were issued to Messrs. Isko and Popson, 282,900 founders’ units were issued to Mr. Gelband and 23,000 founders’ units were issued to each of our four independent directors. Up to 750,000 of the founders’ units are subject to forfeiture, to the extent the underwriters do not fully exercise the over-allotment option granted to them. Prior to the consummation of this offering, our founders will waive their right to receive distributions upon our dissolution and liquidation prior to a business combination with respect to their founders’ shares.
     Immediately prior to the consummation of this offering, we will privately sell 6,000,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $6,000,000, to our sponsors or their affiliates. We will sell 2,400,000 of these warrants to GEH Capital, Inc., 1,800,000 to Mr. Levin, 750,000 each to Messrs. Isko and Popson and 300,000 to the Gelband Trust. The proceeds we receive from the sale of these warrants will be placed in the trust account for the benefit of our public stockholders. These warrants will be identical to the warrants sold in this offering, except that the private placement warrants will not be redeemable by us so long as they are held by a sponsor or a sponsor’s permitted transferee. In addition, our sponsors or their affiliates have agreed not to transfer, assign or sell any of their private placement warrants (except to permitted transferees) or underlying shares (except to permitted transferees) until 90 calendar days after the consummation of a business combination.
     The holder of these securities will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holder of these securities will be entitled to make up to three demands that we register these shares and can elect to exercise these registration rights at any time commencing three months prior to the date on which the lock-up period for the securities expires, provided that any registration statement will not become effective before the applicable lock-up period for these securities expires. In addition, the holder of these securities will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lock-up period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.
     We will pay to Clinton Group, Inc. a monthly fee of $7,500 for certain administrative services, including office space, utilities and secretarial support. This arrangement is solely for our benefit.
     We will reimburse our officers and directors, subject to approval of our audit committee, for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of these out-of-pocket expenses reimbursable by us, which will be reviewed only by our audit committee or a court of competent jurisdiction if such reimbursement is challenged.
     Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founders, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to our initial business combination; however, to the extent that such out-of-pocket expenses exceed our available funds outside of the trust account, such out-of-pocket expenses will not be reimbursed unless we complete a business combination.
     Our sponsors have loaned an aggregate of $200,000 to us to fund a portion of the offering expenses owed by us to third parties. The loans bear interest at a rate of 4.25% per year and will be payable on the earlier of July 14, 2008 and the consummation of this offering. The loans will be repaid out of the proceeds used to pay the offering expenses. As of February 4, 2008, $488.00 of interest has accrued on these loans.
     All ongoing and future transactions between us and any of our officers and directors and their respective affiliates, including loans by our sponsors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us than with an unaffiliated third party, we would not engage in such transaction.
DESCRIPTION OF SECURITIES
General
     Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, authorizes us to issue 250,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the consummation of this offering, 5,750,000 units (of which 750,000 units are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full) and 6,000,000 warrants will be outstanding, held by ten holders of record. No shares of preferred stock are currently outstanding.
Units
Public Stockholders’ Units
     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants, without any security holder having to take any action, may begin to trade separately beginning on the fifth business day after the earliest to occur of the expiration of the underwriters’ over-allotment option, its exercise in full and the underwriters’ determination not to exercise all or any remaining portion of the over-allotment option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the net proceeds of this offering and we have issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K that includes this audited balance sheet promptly after the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any security holder of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.
Founders’ Units
     On February 1, 2008, we issued an aggregate of 5,750,000 units to our founders for an aggregate purchase price of $25,000 in cash, or $.004348 per unit. Of this total, 2,263,200 founders’ units were issued to GEH Capital, Inc., 1,697,400 founders’ units were issued to Mr. Levin, 707,250 founders’ units each were issued to Messrs. Isko and Popson, 282,900 founders’ units were issued to Mr. Gelband and 23,000 founders’ units were issued to each of our four independent directors. Up to 750,000 of the founders’ units are subject to forfeiture, to the extent the underwriters do not fully exercise the over-allotment option granted to them. The founders’ units and the common stock and warrants comprising them will be identical to the units, common stock and warrants offered by this prospectus, except that:
•	our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares held by our public stockholders in connection with the initial business combination and in connection with the amendment to our amended and restated certificate of incorporation to provide for perpetual existence;

•	our founders have agreed to vote any shares they may acquire in the open market after this offering in favor of the business combination at the meeting called for the purpose of approving our initial business combination and in favor of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence;

•	our founders will not be able to exercise conversion rights (as described below) with respect to their founders’ shares;

•	our founders have agreed to waive their right to participate in any liquidation distribution with respect to their founders’ shares if we fail to consummate a business combination;

•	the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 for any 20 days within any 30 trading day period beginning 90 calendar days after the consummation of our initial business combination;

•	except as described below, the founders’ warrants will not be redeemable by us as long as they are held by such founder or such founder’s permitted transferees; and

•	our founders have agreed not to transfer, assign or sell any of these securities (except to permitted transferees) until one year after we consummate our initial business combination, after which time they will be entitled to registration rights.

     Each of our founders will be permitted to transfer its founders’ units: (i) by gift to a member of the founder’s immediate family for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s or a member of the founder’s immediate family, (ii) if the founder is not a natural person, by gift to a member of the immediate family of the founder’s controlling person for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s controlling person or a member of the immediate family of the founder’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the founder, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with or without consideration, to our officers, directors or other founders and, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., entities controlled by Mr. George Hall, the Chief Executive Officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc.; provided, however, that such permitted transfers may be effected only upon the respective transferee’s written agreement to be bound by the same transfer restrictions as such holder upon receiving such securities (except in the case of clause (iii), in which case the transferee will execute such agreement as soon as practicable after such transfer).
Common Stock
Public Stockholders’ Shares
     Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.
     In accordance with each of Articles Fifth and Sixth to be included in our amended and restated certificate of incorporation (which Article Sixth will not be amended except by the affirmative vote of 90% of our public stockholders), we will proceed with the business combination only if it and an amendment to our amended and restated certificate of incorporation to permit our perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. We have represented to the underwriters of this offering that we will not seek to amend this provision of our amended and restated certificate of incorporation.
     Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. However, we are not restricting the stockholder’s ability to vote all of its shares against the transaction.
     Our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.
     If we do not consummate a business combination within 24 months after the consummation of this offering, then our corporate existence will terminate and we will take all action necessary to dissolve. Upon our dissolution, the funds held in trust will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our founders have agreed to waive their respective rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of their founders’ shares. Our founders have not waived their rights to participate in any such liquidating distribution in respect of shares of our common stock purchased in the aftermarket.
     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and consummated. Eligible public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.
Founders’ Shares
     The shares of common stock included in the founders’ units are identical to the shares of common stock included in the public units, except that, in connection with the vote required for any business combination, our founders have agreed to vote their founders’ shares in the same manner as a majority of the outstanding shares of common stock sold in this offering vote in respect of approving our initial business combination and on the amendment to our amended and restated certificate of incorporation to provide for perpetual existence and consequently will not have conversion rights with respect to the founders’ shares. Our founders have agreed to vote any shares they may require in the open market after this offering in favor of the business combination at the meeting called for the purpose of approving our initial business combination and in favor of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence. Our founders may vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders, except our founders have agreed that they will not vote their shares in favor of any proposed amendment or modification to certain fundamental provisions of our amended and restated certificate of incorporation.
     Our founders have agreed not to transfer, assign or sell any of their founders’ units, founders’ shares and/or founders’ warrants (except to permitted transferees described below) until one year after we consummate a business combination, after which time they will be entitled to registration rights.
     Each of our founders will be permitted to transfer its founders’ units, founders’ shares and/or founders’ warrants: (i) by gift to a member of the founder’s immediate family for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s or a member of the founder’s immediate family, (ii) if the founder is not a natural person, by gift to a member of the immediate family of the founder’s controlling person for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s controlling person or a member of the immediate family of the founder’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the founder, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with or without consideration, to our officers, directors or other founders and, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., entities controlled by Mr. George Hall, the Chief Executive Officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc.; provided, however, that such permitted transfers may be effected only upon the respective transferee’s written agreement to be bound by the same transfer restrictions as such holder upon receiving such securities (except in the case of clause (iii), in which case the transferee will execute such agreement as soon as practicable after such transfer).
     Additionally, if the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered.
     If we are unable to consummate our initial business combination within 24 months after the consummation of this offering, our founders will participate in the liquidating distributions from the trust account with respect to any shares purchased following this offering in the open market, but not with respect to their founders’ shares.
Preferred Stock
     Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, authorizes the issuance of 2,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing equity that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
     Each warrant offered by this prospectus entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:
•	the consummation of a business combination; and

•	one year from the effective date of the registration statement.
     The warrants will expire four years from the effective date of the registration statement at 5:00 p.m., New York City time, or earlier upon redemption.
     We may call the warrants for redemption,
•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 per share, subject to adjustments as discussed below, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.
     In addition, we may not redeem the warrants unless the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available from the beginning of the measurement period described above through the date scheduled for redemption.
     If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. There can be no assurance, however, that the trading price of the common stock will exceed either the redemption trigger price of $13.50 or the warrant exercise price of $7.50 after we call the warrants for redemption.
     The redemption criteria for our warrants have been established to provide warrant holders with adequate notice of redemption, a premium over the initial exercise price and a sufficient degree of liquidity to cushion the market reaction to our redemption call.
     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.
     The exercise price, number of shares of common stock issuable on exercise of the warrants, and the redemption criteria for the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, nor any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
     The warrants may also be exercised on a cashless basis at the option of the holder. We also have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering all of such holder’s warrants in exchange for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the fair market value (as defined below) of the warrants and the exercise price by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional share, we will round up to the nearest whole number of shares.
     No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise a warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement relating to the common stock issuable upon exercise of the warrants prior to the time the warrants become exercisable and maintain its effectiveness until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In addition, under no circumstances will we net cash settle the exercise of the warrants. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.
     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Founders’ Warrants and Private Placement Warrants
     The founders’ warrants and the private placement warrants will be identical to the warrants included in the units offered by this prospectus, except that:
•	the founders’ warrants may not be exercised unless and until the last sale price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.50 for any 20 days within any 30 trading day period beginning 90 calendar days after the consummation of our initial business combination;

•	except as described below, the founders’ warrants and the private placement warrants will not be redeemable by us as long as they are held by such founder or sponsor or such founder’s or sponsor’s permitted transferees; and

•	our founders have agreed not to transfer, assign or sell any of their founders’ units, founders’ shares and founders’ warrants (except to permitted transferees described below) until one year after we consummate a business combination, after which time they will be entitled to registration rights, and our sponsors have agreed not to transfer, assign or sell any of their private placement warrants (except to permitted transferees described below) until 90 calendar days after the consummation of a business combination.
     Each of our founders will be permitted to transfer its founders’ warrants: (i) by gift to a member of the founder’s immediate family for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s or a member of the founder’s immediate family, (ii) if the founder is not a natural person, by gift to a member of the immediate family of the founder’s controlling person for estate planning purposes or a disposition to a trust, the beneficiary of which is the founder’s controlling person or a member of the immediate family of the founder’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the founder, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with or without consideration, to our officers, directors or other founders and, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., entities controlled by Mr. George Hall, the Chief Executive Officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc.; provided, however, that such permitted transfers may be effected only upon the respective transferee’s written agreement to be bound by the same transfer restrictions as such holder upon receiving such warrants (except in the case of clause (iii), in which case the transferee will execute such agreement as soon as practicable after such transfer).
     Additionally, each of our sponsors will be permitted to transfer its private placement warrants: (i) by gift to a member of the sponsor’s immediate family for estate planning purposes or a disposition to a trust, the beneficiary of which is the sponsor’s or a member of the sponsor’s immediate family, (ii) if the sponsor is not a natural person, by gift to a member of the immediate family of the sponsor’s controlling person for estate planning purposes or a disposition to a trust, the beneficiary of which is the sponsor’s controlling person or a member of the immediate family of the sponsor’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the sponsor, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with or without consideration, to our officers, directors or other sponsors and, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., entities controlled by Mr. George Hall, the Chief Executive Officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc.; provided, however, that such permitted transfers may be effected only upon the respective transferee’s written agreement to be bound by the same transfer restrictions as such holder upon receiving such warrants (except in the case of clause (iii), in which case the transferee will execute such agreement as soon as practicable after such transfer).
Registration Rights
     The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to three demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which the lock-up period for these securities expires, provided that any registration statements will not become effective before the applicable lock-up periods for these securities expire. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lock-up period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.
Listing
     We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols “JWL.U,” “JWL” and “JWL.WS,” respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.
Delaware Anti-Takeover Law; Amended and Restated Certificate of Incorporation and Bylaws
Section 203 of the Delaware General Corporation Law
     We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
     A “business combination” for Section 203 purposes includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
     This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.
Staggered Board of Directors
     Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
     Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Indemnification Matters
     Our by-laws provide and our amended and restated certificate of incorporation will provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our by-laws require and our amended and restated certificate of incorporation will require indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by our by-laws and that will be provided by our amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.
     We intend to purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our by-laws and certificate of incorporation and applicable Delaware law.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer Agent and Warrant Agent
     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.
SHARES ELIGIBLE FOR FUTURE SALE
     Immediately after this offering, we will have 25,000,000 shares of common stock outstanding, or 28,750,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000, or 5,750,000 shares if the underwriters’ over-allotment option is exercised in full, shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to             , 2009. In addition, these shares may be ineligible for sale under Rule 144 as described below. Notwithstanding these restrictions, those shares will not be transferable until the first anniversary of our initial business combination (except to permitted transferees), and will only be released prior to that date if we dissolve and liquidate following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. The 6,000,000 private placement warrants may be transferred beginning 90 calendar days after the consummation of our initial business combination (and prior to that to permitted transferees).
Rule 144
     The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.
     Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•	1% of the total number of securities of the same class then outstanding, which will equal 250,000 shares and 310,000 warrants immediately after this offering; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;
provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.
   Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
   Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
   As a result, our initial stockholders will be able to sell the founders’ units, founders’ shares, founders’ warrants (and underlying shares) and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
     The holders of our issued and outstanding securities immediately prior to the consummation of this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to three demands that we register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which the lock-up period for these securities expires, provided that any registration statement will not become effective before the applicable lock-up periods for these securities expire. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lock-up period for these securities expires. We will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of our units, common stock and warrants. This summary is based upon the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) or to persons that will hold our common stock or warrants as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (1) United States federal income tax consequences to a Non-U.S. Holder, as defined below, that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual who is (or deemed to be) present in the United States for 183 or more days during the taxable year, (C) owns (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants or (D) is a corporation which operates through a United States branch, and (2) state, local, or non-United States tax considerations. This summary assumes that investors will hold our common stock and warrants that comprise the units as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. There is no direct authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local and non-United States income and other tax consequences of the purchase, ownership, and disposition of the units.
     For purposes of this summary, a “United States person” is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United State court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has elected to be treated as a U.S. person for U.S. federal income tax purposes. A “U.S. Holder” is a beneficial holder of our units, common stock and warrants that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of our units, common stock and warrants that is not a U.S. Holder. If a partnership holds our units, common stock or warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, common stock or warrants, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of our units, common stock or warrants.
General
     Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.
     Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Holders
     Distributions. If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below.
     Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be treated as so-called qualified dividend income that is subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination—Conversion rights”, would prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
     Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) or warrants in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the holder’s adjusted tax basis in the common stock or warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock or warrants exceeds one year. There is uncertainty and thus no assurance can be given as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating a Business Combination— Conversion rights”, would suspend the running of the applicable holding period for this purpose. A U.S. Holder’s initial tax basis in the common stock and warrants generally will equal the U.S. Holder’s acquisition cost (i.e., the portion of the purchase price of a unit allocated to that common stock and warrants, as the case may be). Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deductibility of capital losses is subject to various limitations.
     Exercise or Lapse of Warrants. Except as discussed below with respect to a cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the warrant. In the event that a warrant lapses unexercised, a U.S. Holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses are subject to certain limitations.
     The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder’s warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other warrants to be exercised (the “Exercised Warrants”) as described above under “Description of Securities—Warrants”) is uncertain. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which a holder’s tax basis in the common stock received should equal the sum of the U.S. holder’s tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. holder’s tax basis in the Surrendered Warrants. In this case, a U.S. holder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. holder’s tax basis in the warrants exercised.
     The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise should begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). It is also possible that the holding period for a share of common stock acquired in a cashless exercise may include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.
     Constructive Dividends on Warrants. As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Prospective investors are urged to consult their tax advisors regarding the proper treatment of any adjustments to the warrants.
     Conversion of Common Stock. In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the company or (3) is “not essentially equivalent to a dividend” with respect to the holder.
     In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

     If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualified dividend income treatment for distributions received by a non-corporate U.S. Holder.
     Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. Holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding.
     A U.S. Holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability.
Taxation of Non-U.S. Holders
     Distributions. Any distributions paid out of our earnings and profits, as determined under United States federal income tax principles, (including any deemed distributions treated as a dividend on the warrants, as described in “—Constructive Dividends on Warrants” above), to a Non-U.S. Holder will generally be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we may withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.
     A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Non-U.S. Holders must generally provide the withholding agent with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
     Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants. A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax in respect of gain recognized on a disposition of our common stock or warrants that is treated as a sale or exchange (and not as a dividend) for U.S. federal income tax purposes, unless we are a “United States real property holding corporation” at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a United States real property holding corporation, but upon or after the occurrence of a business combination, we may become a United States real property holding corporation.
     If we become a United States real property holding corporation, a Non-U.S. Holder will be subject to United States federal income tax in respect of gain recognized on a sale, exchange, or other disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the Non-U.S. Holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally should not apply to any Non-U.S. Holder who is treated as beneficially owning actually or constructively 5% or less of our common stock at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder’s holding period. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Prospective investors are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.
     Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable treaty.
     United States federal backup withholding at the current rate of 28% generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that the holder is not a United States person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.
     Proceeds from the disposition or redemption of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.
     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING
     Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2008, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as the representative, the following respective numbers of units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC
Ladenburg Thalmann & Co. Inc.

Total	20,000,000

     The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
     We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 3,000,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.
     The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $  per share. After the initial public offering, the representative may change the public offering price and concession.
     The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting discounts and commissions paid by us(1)	$0.70	$0.70	$14,000,000	$16,100,000

(1)	Includes $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full ($0.35 per unit), of the underwriting discount, equal to 3.5% of the gross proceeds of the public offering of units, that the underwriters have agreed to defer until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.
     We estimate that the total expenses of the offering, excluding underwriting discounts, will be $767,539, all of which will be payable by us. These expenses will be partially funded by loans in the aggregate amount of $200,000, plus interest, made by our sponsors, which loans will be repaid from the proceeds of this offering. Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights to or claims against such proceeds and (2) the proceeds attributable to the underwriters’ discount will be distributed on a pro rata basis among the public stockholders along with any undistributed interest accrued thereon.
     We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus except in connection with the consummation of a business combination. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.
     Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow, and other permitted transferees), our sponsors and their affiliates have agreed that they will not sell or otherwise transfer (1) their founders’ units, founders’ shares or founders’ warrants (other than to permitted transferees) for a period of one year from the consummation of our initial business combination or (2) their private placement warrants (other than to permitted transferees) until 90 calendar days after the consummation of a business combination. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.
     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
     We have applied to list the units and the common stock and warrants comprising the units on the American Stock Exchange under the symbols “JWL.U,” “JWL” and “JWL.WS,” respectively.
     Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses. Specifically, certain of the underwriters for this offering acted as financial advisors to certain affiliates of our founders in their purchases and sales of businesses and assets.
     Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:
•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	the ability of our management and their experience in identifying and assessing prospective target acquisitions;

•	our prospects for acquiring an operating business at attractive values;

•	the present state of our development and our current financial condition and capital structure;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

     The factors described above were not assigned any particular weight. Rather, these factors, together with market variations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.
     In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

•	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
     A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. Credit Suisse Securities (USA) LLC may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Other Terms
     We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

Private Placement
     We will directly offer 6,000,000 warrants exercisable for 6,000,000 shares of our common stock at a price of $1.00 per warrant to our sponsors or their affiliates. We will receive the entire aggregate gross proceeds from the warrants offered to our sponsors and their affiliates. These warrants are not part of the underwritten offering, and none of the underwriters will participate as an underwriter, placement agent or in any other offeror capacity in connection with the sale of, and will not receive any commission or discount on, these warrants.
Selling Restrictions
     European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no securities have been or will be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, offers of securities to the public in that Relevant Member State may be made at any time:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
     (d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     United Kingdom
     No securities will be sold by a security holder unless such holder:
     (a) has only communicated or caused to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and
     (b) has complied with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

NOTICE TO CANADIAN RESIDENTS
Resale Restrictions
     The distribution of the units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of units are made. Any resale of the units in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.
Representations of Purchasers
     By purchasing units in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the units to the regulatory authority that by law is entitled to collect the information.
     Further details concerning the legal authority for this information is available on request.
Rights of Action—Ontario Purchasers Only
     Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the units were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.
Enforcement of Legal Rights
     All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment
     Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.
LEGAL MATTERS
     The validity of the securities offered in this prospectus is being passed upon for us by Greenberg Traurig, LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.
EXPERTS
     The financial statements of JWL Partners Acquisition Corp., at February 4, 2008, and for the period from December 19, 2007 (date of inception) through February 4, 2008, appearing in this prospectus and registration statement have been audited by Rothstein, Kass & Company, P.C. independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
FINANCIAL STATEMENTS
As of February 4, 2008 and for the
Period from December 19, 2007 (date of inception) to February 4, 2008

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
JWL Partners Acquisition Corp.
We have audited the accompanying balance sheet of JWL Partners Acquisition Corp. (a corporation in the development stage) (the “Company”) as of February 4, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the period December 19, 2007 (date of inception) to February 4, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 4, 2008 and the results of its operations and its cash flows for the period December 19, 2007 (date of inception) to February 4, 2008, in conformity with U.S. generally accepted accounting principles.
/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 8, 2008

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
BALANCE SHEET

February 4, 2008
ASSETS
CURRENT ASSETS:
Cash	$225,036

Total current assets	225,036

Deferred registration costs	160,000

TOTAL ASSETS	$385,036

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$12,500
Accrued registration costs	160,000
Notes payable to initial stockholders including related interest (Note 4)	200,488

Total current liabilities	372,988

Commitments

STOCKHOLDERS’ EQUITY
Common stock, par value $.0001 per share, 25,000,000 shares authorized, 5,750,000 shares issued and outstanding	575
Additional paid-in capital	24,425
Deficit accumulated in the development stage	(12,952)

TOTAL STOCKHOLDERS’ EQUITY	12,048

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$385,036

The accompanying notes are an integral part of these financial statements.

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
STATEMENT OF OPERATIONS

For the period
December 19, 2007
(date of inception)
to
February 4, 2008
Revenue	$—
Formation and operating costs	12,500
Interest Expense, net	452

Loss before provision for income taxes	(12,952)
Provision for income taxes	—

Net loss for the period	$(12,952)

Weighted average number of common shares outstanding, basic and diluted	5,750,000

Net loss per common share, basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the period December 19, 2007 (date of inception) to February 4, 2008

				Deficit	Total
	Common stock		Additional	Accumulated in the	Stockholders’
	Shares	Amount	Paid-In Capital	Development Stage	Equity
Balances, December 19, 2007 (date of inception)	—	$—	$—	$—	$—
Sale of Units at $0.004348 per unit to initial stockholders	5,750,000	575	24,425	—	25,000
Net loss for the period	—	—	—	(12,952)	(12,952)

Balances, February 4, 2008	5,750,000	$575	$24,425	$(12,952)	$12,048

The accompanying notes are an integral part of these financial statements.

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS

For the period
December 19, 2007
(date of inception)
to
February 4, 2008
Cash flows from operating activities
Net loss	$(12,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts payable	12,500
Accrued interest	488

Net cash provided by operating activities	36

Cash flows from financing activities
Proceeds from issuance of units to initial stockholders	25,000
Proceeds from notes payable to initial stockholders	200,000

Net cash provided by financing activities	225,000

Net increase in cash	225,036

Cash:
Beginning of period	—

End of period	$225,036

Supplementary schedule of cash flow information:
Non-cash financing activities:
Accrued registration costs:	$160,000

The accompanying notes are an integral part of these financial statements.

JWL PARTNERS ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
Note 1 — Discussion of the Company’s Activities and Proposed Offering
Organization and activities –
     JWL Partners Acquisition Corp. (a corporation in the development stage) (the “Company”) is a newly formed blank check company organized for the purpose of acquiring through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination (a “Business Combination”) with an unidentified operating business (the “Target Business”). The Company was incorporated in Delaware on December 19, 2007 with a fiscal year end of December 31st. The Company has neither engaged in any material operations nor generated any revenues. The Company is considered in the development stage and is subject to the risks associated with development stage companies. As such, the Company’s activities to date consist primarily of capital raising activities through February 4, 2008, and its ability to begin planned operations is dependent upon completion of the Proposed Offering described below.
     The Company intends to raise $200,000,000 in a public offering of its securities (“Proposed Offering”). The Proposed Offering calls for the Company to offer for public sale 20,000,000 units (the “Units”) at $10.00 per unit (plus up to 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the consummation of a Business Combination or one year after the effective date of the registration statement and expiring four years after the effective date of the registration statement. No Warrant may be exercised unless, at the time of exercise, a post- effective amendment to the registration statement, or a new registration statement, is effective that includes a current prospectus relating to the common stock issuable upon exercise of the Warrant and the common stock underlying the Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrant. Under no circumstances will the Company net-cash settle any Warrant if it is unable to maintain a current prospectus. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice and after the Warrants become exercisable, only in the event that the last sale price of the common stock on the American Stock Exchange, or other national securities exchange on which the Company’s common stock may be traded, equals or exceeds $13.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In addition, the Company may not call the Warrants unless the Warrants and the shares of common stock underlying the Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption. If the foregoing provisions are satisfied and the Company calls the Warrants for redemption, each Warrant holder will then be entitled to exercise its Warrants prior to the date scheduled for redemption.
     Immediately prior to the consummation of the Proposed Offering, the Company will sell 6,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant, for an aggregate of $6,000,000, to the Company’s sponsors (the “Private Placement”). This $6,000,000 will be placed in a trust account for the benefit of the Company’s public stockholders. The Private Placement Warrants will be identical to the warrants offered in the Proposed Offering, except that the Company’s sponsors have agreed not to transfer, assign or sell any of their Private Placement Warrants until after the 90th day following the consummation of a Business Combination. In addition, the Private Placement Warrants will not be redeemable by the Company as long as they are held by such sponsor or such sponsor’s permitted transferees.
     The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the Private Placement, although substantially all of the net proceeds of the Proposed Offering and Private Placement are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, approximately 99% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) at Continental Stock Transfer & Trust Company acting as Trustee and invested only in United States government securities or in money market funds (provided that any money market funds in which the trust funds are invested will not invest in collateralized debt obligations), until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account as described below; provided, however, that a portion of the interest earned on the Trust Account (net of taxes payable on such interest) will be released to the Company to cover a portion of its operating expenses. The placing of funds in the Trust Account may not protect those funds from third-party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such Agreements. The Company will withdraw such interest until a maximum of $3,000,000 of such interest has been released from the Trust Account. The $3,000,000 of interest earned on the Trust Account and the $225,000 of net proceeds not held in trust at the close of the Proposed Offering may be used to pay for business, legal and accounting fees relating to SEC reporting obligations, due diligence on prospective acquisitions and continuing general and administrative expenses. The initial Business Combination must be with one or more Target Businesses whose fair market value, individually or collectively, is equal to at least 80% of the net assets of the Company (excluding deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full) at the time of the Business Combination.
     The Company, after signing a definitive agreement for the acquisition of one or more target businesses, will submit such transaction for stockholder approval. The Company will proceed with a Business Combination only if the Business Combination and an amendment to the Company’s certificate of incorporation to permit its perpetual existence are approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 40% of the shares sold in the Proposed Offering exercise their conversion rights. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a $9.90 per share distribution (or approximately $9.87 per share if the over-allotment is exercised), plus any interest earned on their portion of the Trust Account but less taxes on such interest and less any interest that has been released from the Trust Account. The Company’s existing stockholders prior to the Proposed Offering have agreed to vote all of the shares of common stock held by them immediately before the Proposed Offering either for or against a Business Combination and an amendment to the Company’s certificate of incorporation to permit its perpetual existence in the same manner that the majority of the shares of common stock are voted by all of the public stockholders of the Company with respect to any Business Combination; and they have agreed to vote their shares of common stock acquired in or following the Proposed Offering in favor of a Business Combination and an amendment to its certificate of incorporation to permit its perpetual existence.
     In the event that the Company does not consummate a Business Combination within 24 months after the date of the consummation of the Proposed Offering, the Company will liquidate and the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Proposed Offering. There will be no distribution from the Trust Account with respect to the Warrants, and all rights of Warrants will terminate upon the Company’s liquidation. The Company will pay the costs of dissolution and liquidation from its remaining assets outside of the Trust Account.
Note 2 — Summary of Significant Accounting Policies
     Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).
     Development Stage – The Company is in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises”. To date, the

Company has not generated revenues and has devoted its efforts to various start-up activities, including development and capital raising.
     Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which the deposits are held.
     Net Loss Per Share – The Company complies with SFAS No. 128, “Earnings per Share”. Net loss per common share is computed based on the weighted average number of common shares outstanding.
     Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Warrants, attached to the Units sold to the initial stockholders, totaling 5,750,000 have been excluded from the calculation of diluted loss per share as their inclusion would be anti-dilutive.
     Fair Value of Financial Instruments - The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instrument” approximate their carrying amounts presented in the accompanying balance sheet.
     Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
     Income Taxes – The Company also complies with the provisions of SFAS No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.
     The Company complies with the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”). FIN 48 provides criteria for the recognition, measurement, presentation, and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. There were no unrecognized tax benefits as of February 4, 2008. The Company would recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at February 4, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals, or material deviations from its position. The adoption of FIN 48 at inception did not have a significant effect on the Company’s balance sheet or statement of operations.
     New Accounting Pronouncements – In December 2007, the FASB issued SFAS 141(R), “Business Combinations). SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted.

     The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3 — Deferred Registration Costs
     The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering.” Deferred registration costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and will be charged to additional paid-in capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.
     As of February 4, 2008, the Company had incurred deferred registration costs of $160,000 relating to expenses incurred in connection with the Proposed Offering.
Note 4 — Notes Payable to Initial Stockholders
     The Company issued an aggregate of $200,000 in unsecured promissory notes to five (5) of its initial stockholders on January 14, 2008 (the “Notes”). The Notes bear interest at a rate of 4.25% per annum and are payable on the earlier of July 14, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, fair value approximates the carrying amount of $200,000.
Note 5 — Income Taxes
     Significant components of the Company’s deferred tax assets as of February 4, 2008 are as follows:

Net operating loss	$(4,404)
Less valuation allowance	4,404

Total	—

     The Company has recorded a full valuation allowance against its deferred tax assets because, as of February 4, 2008, it does not believe it is more likely than not that the deferred tax asset will be realized.
Note 6 — Commitments
Administrative Fees
     The Company has agreed to pay Clinton Group, Inc., an affiliate of certain of its sponsors, $7,500 per month commencing on the effectiveness of the Proposed Offering for certain administrative services, including office space, utilities and secretarial support.
Underwriting Agreement
     In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company will pay to Credit Suisse Securities (USA) LLC and Ladenburg, Thalmann & Co., Inc. (together, the “Underwriters”), to which Credit Suisse Securities (USA) LLC will act as the representative of the Underwriters, $0.70 per Unit for certain fees and expenses related to the Proposed Offering including discounts and commissions, which will yield an aggregate payment to the Underwriters of $14,000,000 (or $16,100,000 if the Underwriters’ over-allotment option is exercised in full). The Company and Representatives have agreed that one-half of such discounts or commission, totaling $7,000,000 (or $8,050,000 if the Underwriters’ over-allotment option is exercised in full) will be paid upon closing of the Proposed Offering, and the balance of the underwriting discounts and commissions totaling $7,000,000 (or $8,050,000 if the Underwriters’ over-allotment option is exercised in full), will be deferred and held in the Trust Account and paid upon consummation of a Business Combination.

Initial Unitholders
     On February 1, 2008, a total 5,750,000 Units were issued to the directors and certain others (collectively referred to as the Company’s founders) at a price of $0.004348 per unit for an aggregate of $25,000. Each Unit consisted of one share of common stock and one warrant.
     An aggregate of up to 750,000 of the Units issued to the founders are subject to forfeiture by such unit holders to the extent the over-allotment option is not exercised by the representative of the Underwriters, Credit Suisse Securities (USA) LLC.
     On or prior to the closing of the Proposed Offering, the Company will sell to certain founders the Private Placement Warrants at a price of $1.00 per Warrant, for an aggregate of $6,000,000.
Note 7 — Equity
Public Warrants
Each warrant sold in the Proposed Offering (“Public Warrant”) will be exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares of common stock at $7.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combination and similar events, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part at a price of $0.01 per Public Warrant, at any time after the Public Warrants become exercisable upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last sale price of the Company’s common stock equals or exceeds $13.50 per share, for any 20 trading days within a 30-trading-day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.
Founders’ Warrants
The Warrants contained in the Units sold to the founders (the “Founders’ Warrants”) will be identical to the Public Warrants, except that (i) the Founders’ Warrants may not be exercised unless the common stock equals or exceeds $13.50 per share, for any 20 trading days within a 30-trading-day period beginning 90 calendar days after consummation of the initial Business Combination and (ii) the Founders’ Warrants will not be redeemable so long as they are held by a founder or a founder’s permitted transferees. In addition, the founders have agreed not to transfer, assign or sell any of their Founders’ Warrants (except to permitted transferees) until the one-year anniversary of the initial Business Combination. If the Company dissolves before the consummation of the initial Business Combination, there will be no distribution from the Trust Account with respect to such Founders’ Warrants, which will expire worthless.
Private Placement Warrants
The Private Placement Warrants will be identical to the Public Warrants, except that the Private Placement Warrants will not be redeemable so long as they are held by a sponsor or a sponsor’s permitted transferees. In addition, the sponsors have agreed not to transfer, assign or sell any of their Private Placement Warrants (except to permitted transferees) until after the 90th day following the initial Business Combination. If the Company dissolves before the consummation of the initial Business Combination, there will be no distribution from the Trust Account with respect to such Private Placement Warrants, which will expire worthless.
As the proceeds from the exercise of the Public Warrants and the Private Placement Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial conditions or results of operations prior to a Business Combination.

The Company does not believe that the sale of the Private Placement Warrants will result in the recognition of any stock-based compensation expense as the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation expense will be determined on the date of issuance of the warrants.
Registration Rights – Warrants
     The holders of the Company’s issued and outstanding securities immediately prior to the consummation of the Proposed Offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of the majority of these securities are entitled to make up to three demands that the Company register these shares. The holders of the majority of these securities can elect to exercise these registration rights at any time commencing three months prior to the date on which the lock-up period for these securities expires, provided that any registration statements will not become effective before the applicable lock-up periods for these securities expire. In addition, these security holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which the lock-up period for these securities expires. The Company will bear the expenses incurred in connection with the filing of any such registration statements other than underwriting commissions incurred by the holders.

Dealer Prospectus Delivery Obligation
Until             , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
20,000,000 units
JWL Partners Acquisition Corp.
Prospectus
Credit Suisse
Ladenburg Thalmann & Co. Inc.

                         , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
     The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fees	$9,039
FINRA registration fees	$23,500
American Stock Exchange application and listing fees	$70,000
Accounting fees and expenses	$60,000
Printing and engraving expenses	$100,000
Legal fees and expenses	$350,000
Miscellaneous expenses	$155,000
Total	$767,539
Item 14. Indemnification of Directors and Officers.
     Our by-laws provide and our amended and restated certificate of incorporation will provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
     “Section 145. Indemnification of officers, directors, employees and agents; insurance.
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
     Article VIII, Sections 1 and 2 of our by-laws provides in part:
     “Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by law (as it presently exists or may hereafter be amended), any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent permitted by law (as it presently exists or may hereafter be amended) any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”
     Paragraph A of Article Ninth of our amended and restated certificate of incorporation will provide, in part:
     “The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.”
     Pursuant to the form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

Item 15. Recent Sales of Unregistered Securities
     (a) On February 1, 2008, pursuant to the terms of amended and restated subscription agreements, we issued 5,750,000 units to our founders without registration under the Securities Act of 1933, as amended. Of this total, 2,263,200 founders’ units were issued to GEH Capital, Inc., 1,697,400 founders’ units were issued to Mr. Levin, 707,250 founders’ units each were issued to Messrs. Isko and Popson, 282,900 founders’ units were issued to the Alan Gelband and 23,000 founders’ units were issued to each of our four independent directors. Up to 750,000 of the founders’ units are subject to forfeiture, to the extent the underwriters do not fully exercise the over-allotment option granted to them. Each of the recipients of such units is an “accredited investor” as defined under Regulation D of the Securities Act of 1933, as amended. As such, the foregoing units were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units were issued for an aggregate offering price of $25,000 at a purchase price of $.004348 per unit. No underwriting discounts or commissions were paid with respect to such sales.
     (b) On February 5, 2008, we entered into agreements to sell 6,000,000 warrants to our sponsors or their affiliates without registration under the Securities Act of 1933, as amended. The foregoing warrants will be issued immediately prior to the consummation of this offering, and each of the recipients of such warrants will be an “accredited investor” as defined under Regulation D of the Securities Act, of 1933 as amended. As such, the foregoing warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The warrants will be sold for an aggregate offering price of $6,000,000 at a purchase price of $1.00 per warrant. No underwriting discounts or commissions will be paid with respect to such sales.
Item 16. Financial Statement and Exhibits.
     (a) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Amended and Restated Warrant Agreement, dated as of February 1, 2008, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent

5.1	Opinion of Greenberg Traurig, LLP

10.1	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and GEH Capital, Inc.

10.2	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Jerry W. Levin

10.3	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Steven R. Isko

Exhibit No.	Description

10.4	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Michael A. Popson

10.5	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Alan Gelband

10.6	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Robert L. Mettler

10.7	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Robert Phillips

10.8	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and David Glew

10.9	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Harvey Schulweis

10.10	Form of Registration Rights Agreement among the Registrant and certain security holders

10.11	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, as trustee

10.12	Promissory Note issued by the Registrant to GEH Capital, Inc. on January 14, 2008

10.13	Promissory Note issued by the Registrant to Jerry W. Levin on January 14, 2008

10.14	Promissory Note issued by the Registrant to Steven R. Isko on January 14, 2008

10.15	Promissory Note issued by the Registrant to Michael A. Popson on January 14, 2008

10.16	Promissory Note issued by the Registrant to Alan Gelband on January 14, 2008

10.17	Form of Letter Agreement

10.18	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, as escrow agent, and the Founders

10.19	Form of Warrant Subscription Agreement

14.1	Code of Ethics

23.1	Consent of Rothstein, Kass & Company, P.C., independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Audit Committee Charter

Item 17. Undertakings.
     (a) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
     (c) The undersigned registrant hereby undertakes that:
     (1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2008.

JWL Partners Acquisition Corp.
By:	/s/ Jerry W. Levin
Jerry W. Levin
Chief Executive Officer (Principal Executive Officer)

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jerry W. Levin, Steven R. Isko and Michael Popson, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry W. Levin	Chairman of the Board	February 8, 2008
Jerry W. Levin

/s/ Steven R. Isko	Vice Chairman of the Board	February 8, 2008
Steven R. Isko

/s/ Michael A. Popson	Vice Chairman of the Board	February 8, 2008
Michael A. Popson

/s/ David Glew David Glew	Director	February 8, 2008

/s/ Robert L. Mettler Robert L. Mettler	Director	February 8, 2008

/s/ Robert Phillips Robert Phillips	Director	February 8, 2008

Signature	Title	Date

/s/ Harvey Schulweis	Director	February 8, 2008
Harvey Schulweis

/s/ Francis Ruchalski	Chief Financial Officer	February 8, 2008
Francis Ruchalski

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1*	Form of Amended and Restated Certificate of Incorporation

3.2*	Form of Amended and Restated By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4	Amended and Restated Warrant Agreement, dated as of February 1, 2008, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent

5.1*	Opinion of Greenberg Traurig, LLP

10.1	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and GEH Capital, Inc.

10.2	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Jerry W. Levin

10.3	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Steven R. Isko

10.4	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Michael A. Popson

10.5	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Alan Gelband

10.6	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Robert L. Mettler

10.7	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Robert Phillips

10.8	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and David Glew

10.9	Amended and Restated Initial Unit Subscription Agreement, dated February 1, 2008, between the Registrant and Harvey Schulweis

10.10*	Form of Registration Rights Agreement among the Registrant and certain security holders

10.11*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company, as trustee

10.12	Promissory Note issued by the Registrant to GEH Capital, Inc. on January 14, 2008

Exhibit No.	Description

10.13	Promissory Note issued by the Registrant to Jerry W. Levin on January 14, 2008

10.14	Promissory Note issued by the Registrant to Steven R. Isko on January 14, 2008

10.15	Promissory Note issued by the Registrant to Michael A. Popson on January 14, 2008

10.16	Promissory Note issued by the Registrant to Alan Gelband on January 14, 2008

10.17*	Form of Letter Agreement

10.18	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, as escrow agent, and the Founders

10.19*	Form of Warrant Subscription Agreement

14.1*	Code of Ethics

23.1	Consent of Rothstein, Kass & Company, P.C., independent registered public accounting firm

23.2*	Consent of Greenberg Traurig, LLP (included in exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1*	Audit Committee Charter

*	To be filed by amendment.